Exhibit 10.1

EXHIBIT 1, LEASE DATA

Ten Canal Park

Cambridge, Massachusetts 02141

(the “Building”)

Execution Date:		March 11, 2015

Tenant:		Foundation Medicine, Inc., a Delaware corporation

Tenant’s Address:		150 Second Street, First Floor Cambridge, Massachusetts 02141

Landlord:		BCSP Cambridge Ten Property LLC, a Delaware limited liability company

Landlord’s Address:		c/o Beacon Capital Partners, LLC 200 State Street, 5th Floor Boston, Massachusetts 02109 with a copy to: Goulston & Storrs PC 400 Atlantic Avenue Boston, Massachusetts 02110 Attn: Ten Canal Park

Building:		Ten Canal Park Cambridge, Massachusetts 02141

Lot:		The parcel(s) of land on which the Building is located and the other improvements thereon (including the Building, driveways and landscaping).

Common Areas:		The common walkways and accessways located on the Lot, as the same may be changed, from time to time.

Article 2	Premises:

•       The entirety of the third (3rd) floor of the Building, containing approximately 26,853 rentable square feet, substantially as shown on the Lease Plan, attached hereto and incorporated herein as Exhibit 2.

•       An area on the fourth (4th) floor of the Building, containing approximately 11,558 rentable square feet, substantially as shown on the Lease Plan, attached hereto and incorporated herein as Exhibit 2-1

Total Rentable Area of the Premises: 38,411 square feet

Total Rentable Area of the Building: 118,035 square feet

Section 3.1	Delivery Date:	The later of (i) the Execution Date and (ii) the date Landlord receives the Letter of Credit, as defined in Article 7.

	Estimated Delivery Date:	March 12, 2015.

	Commencement Date:	As defined in Section 3.1.

Exhibit 1 -1

Section 3.2	Expiration Date:	The date sixty (60) months (plus the partial month, if any) after the Commencement Date, unless earlier terminated, or extended per Section 29.16

Article 5	Permitted Use:	General business offices, and uses ancillary thereto, and for no other purpose.

Article 6	Yearly Rent:

Lease Year	Yearly Rent	Monthly Payment	Per Rentable Square Foot
1	$2,074,194.00	$172,849.50	$54.00
2	$2,112,605.00	$176,050.42	$55.00
3	$2,151,016.00	$179,251.33	$56.00
4	$2,189,427.00	$182,452.25	$57.00
5	$2,227,838.00	$185,653.17	$58.00

For purposes hereof, “Lease Year” shall mean a twelve-month period beginning on the Commencement Date or any anniversary of the Commencement Date, except that if the Commencement Date does not fall on the first day of a calendar month, then the first Lease Year shall begin on the Commencement Date and end on the last day of the month containing the first anniversary of the Commencement Date, and each succeeding Lease Year shall begin on the day following the last day of the prior Lease Year.

Article 7	Security Deposit:	$1,037,097.00, subject to reduction in accordance with Article 7 hereof

Article 8	Electricity:	Landlord shall provide utilities to Tenant as set forth in Article 8 hereof.

Article 9	Operating Costs in the Base Year:	The actual amount of Operating Costs for calendar year 2016

	Tax Base:	The actual amount of Taxes for fiscal year 2016 (i.e., July 1, 2015, through June 30, 2016)

	Tenant’s Proportionate Share:	32.54%

Section 29.3	Broker:	For Tenant: Transwestern/RBJ For Landlord: CBRE/New England

Section 29.5	Enforcement of Arbitration:	Massachusetts; Superior Court

Section 29.12	Parking:	Number of Parking Passes: Twenty (20), as more fully set forth in Section 29.12 hereof

Exhibit 1 - 2

CONTENTS

1.		INCORPORATION OF EXHIBITS; REFERENCE DATA	1
2.		DESCRIPTION OF DEMISED PREMISES	1
	2.1	Demised Premises	1
	2.2	Appurtenant Rights	1
	2.3	Exclusions and Reservations	1
	2.4	Rentable Area	1
3.		TERM OF LEASE	1
	3.1	Definitions	1
	3.2	Term	1
	3.3	Declaration Fixing Commencement Date	2
4.		CONDITION OF PREMISES; LANDLORD’S WORK; LANDLORD’S CONTRIBUTION; LANDLORD’S ADDITIONAL CONTRIBUTION; LANDLORD’S PLANS CONTRIBUTION	2
	4.1	Condition of Premises	2
	4.2	Landlord’s Contribution	2
	4.3	Plans and Specifications	4
	4.4	Preparation of Premises	4
	4.5	Tenant Payments of Construction Cost	4
	4.6	Disputes	4
5.		USE OF PREMISES	4
	5.1	Permitted Use	4
	5.2	Prohibited Uses	5
	5.3	Licenses and Permits	5
6.		RENT	5
7.		SECURITY DEPOSIT	5
	7.1	Cash Security Deposit	5
	7.2	Letter of Credit	6
	7.3	Reduction in Letter of Credit	7
8.		SERVICES FURNISHED BY LANDLORD	7
	8.1	Electric Current	7
	8.2	Water	8
	8.3	Elevators, Heat, and Cleaning	8
	8.4	Air Conditioning	8
	8.5	Additional Heat, Cleaning and Air Conditioning Services	9
	8.6	Additional Air Conditioning Equipment	9
	8.7	Repairs	9
	8.8	Interruption or Curtailment of Services	9
	8.9	Energy Conservation	10
	8.10	Miscellaneous	10
	8.11	Access	10
9.		OPERATING COSTS AND TAXES	10
	9.1	Definitions	10
	9.2	Tax Excess	15
	9.3	Operating Costs Excess	15
	9.4	Part Years	15
	9.5	Effect of Taking	16
	9.6	Disputes, etc.	16
	9.7	Tenant’s Right to Examine Records	16
10.		CHANGES OR ALTERATIONS BY LANDLORD	17
11.		FIXTURES, EQUIPMENT AND IMPROVEMENTS—REMOVAL BY TENANT	18
12.		ALTERATIONS AND IMPROVEMENTS BY TENANT	18
13.		TENANT’S CONTRACTORS—MECHANICS’ AND OTHER LIENS—STANDARD OF TENANT’S PERFORMANCE—COMPLIANCE WITH LAWS	19
14.		REPAIRS BY TENANT—FLOOR LOAD	20
	14.1	Repairs by Tenant	20
	14.2	Floor Load—Heavy Machinery	20

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15.		INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION	20
	15.1	General Liability Insurance	20
	15.2	General	20
	15.3	Property of Tenant	21
	15.4	Bursting of Pipes, etc.	21
	15.5	Repairs and Alterations—No Diminution of Rental Value	21
16.		ASSIGNMENT, MORTGAGING AND SUBLETTING	22
17.		MISCELLANEOUS COVENANTS	25
	17.1	Rules and Regulations	25
	17.2	Access to Premises	25
	17.3	Accidents to Sanitary and Other Systems	25
	17.4	Signs, Blinds and Drapes	26
	17.5	Estoppel Certificate	27
	17.6	Prohibited Materials and Property	27
	17.7	Requirements of Law—Fines and Penalties	27
	17.8	Tenant’s Acts—Effect on Insurance	27
	17.9	Miscellaneous	28
18.		DAMAGE BY FIRE, ETC.	28
19.		WAIVER OF SUBROGATION	29
20.		CONDEMNATION - EMINENT DOMAIN	29
21.		DEFAULT	30
	21.1	Conditions of Limitation - Re-entry - Termination	30
	21.2	Grace Period	31
	21.3	Damages - Termination	31
	21.4	Fees and Expenses	32
	21.5	Waiver of Redemption	32
	21.6	Landlord’s Remedies Not Exclusive	33
22.		END OF TERM - ABANDONED PROPERTY	33
23.		SUBORDINATION	33
24.		QUIET ENJOYMENT	35
25.		ENTIRE AGREEMENT — WAIVER — SURRENDER	35
	25.1	Entire Agreement	35
	25.2	Waiver by Landlord	35
	25.3	Surrender	35
26.		INABILITY TO PERFORM - EXCULPATORY CLAUSE	36
27.		BILLS AND NOTICES	36
28.		PARTIES BOUND — TITLE	37
29.		MISCELLANEOUS	37
	29.1	Separability	37
	29.2	Captions, etc.	37
	29.3	Broker	37
	29.4	Modifications	37
	29.5	Arbitration	38
	29.6	Governing Law	38
	29.7	Assignment of Rents	38
	29.8	Representation of Authority	38
	29.9	Expenses Incurred by Landlord Upon Tenant Requests	38
	29.10	Survival	38
	29.11	Financial Statements	39
	29.12	Parking	39
	29.13	Anti-Terrorism Representations	41
	29.14	Waiver of Trial by Jury	41
	29.15	No Offset	41
	29.16	Tenant’s Option to Extend the Term of the Lease	41
	29.17	Tenant’s Right of First Offer	42
	29.18	Emergency Generator	44
	29.19	Roof Area	46

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EXHIBITS

Exhibit 1 -	Lease Data
Exhibit 2 -	Lease Plan-3rd Floor
Exhibit 2-1	Lease Plan-4th Floor
Exhibit 3 -	Insurance Provisions
Exhibit 4 -	Rules and Regulations
Exhibit 5 -	Form of Commencement Date Letter
Exhibit 6 -	Form of Letter of Credit
Exhibit 6-1 -	Form of Acceptable Silicon Valley Bank Letter of Credit
Exhibit 7 -	Location of Exterior Signage

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THIS DEED OF LEASE between Landlord and Tenant named in Exhibit 1 is entered into on the Execution Date as stated in Exhibit 1.

Landlord demises to Tenant, and Tenant takes from Landlord, the Premises upon and subject to the provisions of this Lease.

1.	INCORPORATION OF EXHIBITS; REFERENCE DATA

The Exhibits attached to this Lease are made a part hereof. Any reference in this Lease to any of the terms defined in any such Exhibit shall have the meaning set forth in such Exhibit.

2.	DESCRIPTION OF DEMISED PREMISES

2.1 Demised Premises. The Premises are that portion of the Building as described in Exhibit 1, as the same may change from time to time in accordance with the terms hereof.

2.2 Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others entitled thereto: (a) the common lobbies, hallways, stairways and elevators of the Building serving the Premises in common with others; (b) the Common Areas, as defined in Exhibit 1; and (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements. Tenant’s use of such areas shall be subject to the terms hereof and to the Rules and Regulations as set forth in Exhibit 4 hereof. Tenant acknowledges that Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises, and that if Landlord permits such access, Landlord may require the service provider to pay Landlord a reasonable fee therefor.

2.3 Exclusions and Reservations. The following are not part of the Premises: all the perimeter walls of the Premises except the inner surfaces thereof, any balconies (except to the extent any balconies are shown as part of the Premises on Exhibit 2), terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for risers, shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities. Landlord reserves the right to access and use any of the foregoing, as well as the right to enter the Premises for the purposes of operation, maintenance, decoration and repair. Notwithstanding anything to the contrary in the Lease contained:

(a)	Landlord, its agents, employees and contractors shall not, except in an emergency and except for normal cleaning and maintenance operations, exercise any right which it has to enter the Premises without giving Tenant reasonable advance notice; and

(b)	Landlord shall use reasonable efforts to minimize any interference with Tenant’s use and enjoyment of the Premises arising from any entry into the Premises by Landlord.

2.4 Rentable Area. Total Rentable Area of the Premises and the Building is agreed to be the amounts set forth in Exhibit 1.

3.	TERM OF LEASE

3.1 Definitions. As used in this Lease the following terms have the following meanings:

(a) “Delivery Date” - The date set forth in Exhibit 1.

(b) “Commencement Date” - The date that is the earlier of: (i) the date that Tenant first opens for business for the Permitted Use in the Premises, or any portion thereof, and (ii) September 1, 2015.

3.2 Term. The “Term” of this Lease shall commence on the Delivery Date and end on the Expiration Date as stated in Exhibit 1, unless extended or terminated pursuant to the terms hereof.

3.3 Declaration Fixing Commencement Date. Once the Commencement Date has been determined, Landlord and Tenant shall execute an agreement, in the form attached hereto as Exhibit 5, in which shall be stated the Commencement Date and the Expiration Date.

4.	CONDITION OF PREMISES; LANDLORD’S WORK; LANDLORD’S CONTRIBUTION; LANDLORD’S ADDITIONAL CONTRIBUTION; LANDLORD’S PLANS CONTRIBUTION

4.1 Condition of Premises. Landlord shall deliver the Premises to Tenant in vacant, broom clean shell condition, with code compliant demising walls and common area corridors and with all mechanical, electrical and plumbing systems serving the Premises, including, without limitation, HVAC systems and VAV boxes, in good operating condition and repair. Except for the foregoing Landlord obligations, Tenant shall take the Premises “as-is”, in the condition in which the Premises are in as of the Delivery Date, without any obligation on the part of Landlord to prepare or construct the Premises for Tenant’s occupancy, and without any representation or warranty by Landlord to Tenant as to the condition of the Premises or the Building. Notwithstanding the foregoing, Landlord shall, at Landlord’s cost, perform cosmetic alterations, as necessary, to the restrooms on the fourth (4th) floor of the Building (“Landlord’s Work”). Landlord shall complete Landlord’s Work on or before May 1, 2015, provided, however, the failure of Landlord to complete Landlord’s Work on or before May 1, 2015 shall not constitute a default by Landlord and shall not affect the validity of the Delivery Date or the Commencement Date. Landlord’s Work shall be performed at a time mutually agreed upon by both Landlord and Tenant. If Landlord’s Work is not substantially completed on or before May 1, 2015 (“Outside Completion Date”), Tenant shall be entitled to a rent abatement against Tenant’s obligation to pay Yearly Rent following the Outside Completion Date equal to one (1) day for each day between the Outside Completion Date and the substantial completion of Landlord’s Work, provided, however, that the Outside Completion Date shall be extended by the length of any delays in Landlord’s Work arising from delay by Force Majeure (as defined in Article 26) or by a Tenant Delay. For purposes of this Section 4.1, a “Tenant Delay” shall be a delay in the completion of Landlord’s Work due to Tenant’s failure to provide Landlord with reasonable and timely access to the Premises as reasonably necessary for the performance of Landlord’s Work.

4.2 Landlord’s Contribution.

(a) Landlord shall, in the manner hereinafter set forth, contribute up to One Million Nine Hundred Ninety-Five Thousand Five Hundred Fifty and 00/100 Dollars ($1,995,550.00) (i.e., $50.00 per rentable square foot of the Premises, plus $75,000.00) (“Landlord’s Contribution”) towards the hard and soft costs, including, without limitation, project management fees, of the initial leasehold improvements to be installed by Tenant in the Premises and the cosmetic alterations to be made by Tenant to the core restrooms on the third (3rd) floor of the Building (collectively, “Tenant’s Work”). Tenant shall have the right to apply up to One Hundred Ninety-Two Thousand Fifty-Five and 00/100 Dollars ($192,055.00) (i.e., $5.00 per rentable square foot of the Premises) of Landlord’s Contribution towards the cost of telecommunications and data cabling. Tenant’s Work shall be performed in accordance with Articles 12 and 13 hereof.

(b) Provided that Tenant is not in default of its monetary or material non-monetary obligations under this Lease at the time that Tenant submits any Requisition (as hereinafter defined) on account of Landlord’s Contribution, Landlord shall pay Landlord’s Share, as hereinafter defined, of the cost of the work shown on each Requisition submitted by Tenant to Landlord within thirty (30) days of Landlord’s receipt thereof. “Landlord’s Share” shall be defined as of the commencement of Tenant’s Work and shall be a fraction, the numerator of which is the maximum amount of Landlord’s Contribution and the denominator of which is the total cost of designing and performing the Tenant Work based upon Tenant’s contracts with its architect and general contractor. If Tenant is prevented from receiving payment of a Requisition based upon Tenant’s default, Tenant shall have the right, so long as the Lease is in full force and effect, and Tenant is in full compliance with its obligations under the Lease, to resubmit such Requisition after Tenant cures such default. Upon request by Tenant, Landlord shall notify Tenant in writing of the remaining amount of Landlord’s Contribution due and payable to Tenant at the time of such request. In addition, upon request by Tenant, Landlord shall notify Tenant in writing when Landlord’s Contribution has been paid in full. For the purposes hereof, a “Requisition” shall mean written documentation showing in reasonable detail the costs of the improvements then installed by Tenant in the Premises. Each Requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous Requisitions has been fully paid by Tenant. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof. Tenant shall submit Requisition(s) no more often than monthly.

(c) Notwithstanding anything to the contrary herein contained:

(1) Landlord shall have no obligation to advance funds on account of Landlord’s Contribution unless and until Landlord has received the Requisition in question, together with certifications from Tenant’s architect, certifying that the work shown on the Requisition has been performed in accordance with applicable law and in accordance with Tenant’s approved plans, and written lien waivers from Tenant’s contractor for work performed to date.

(2) Landlord shall pay Landlord’s Contribution to Tenant if and to the extent the same is due and payable in accordance with the provisions hereof.

(3) Landlord shall have no obligation to pay Landlord’s Contribution in respect of any Requisition submitted after the first (1st) anniversary of the Delivery Date.

(4) Tenant shall not be entitled to any unused portion of Landlord’s Contribution.

(d) Landlord’s Additional Contribution. Tenant shall have the right, at Tenant’s election (which election Tenant may exercise by giving Landlord written notice to Landlord on or before September 1, 2015), to require Landlord to provide an additional contribution of Seven Hundred Sixty-Eight Thousand Two Hundred Twenty and 00/100 Dollars ($768,220.00) (i.e., $20.00 per rentable square foot of the Premises) (“Landlord’s Additional Contribution”) towards the hard and soft costs, including, without limitation, project management fees, of Tenant’s Work. If Tenant elects to use any portion of Landlord’s Additional Contribution, Landlord’s Additional Contribution shall be provided in the same manner and subject to all of the same terms and conditions as are applicable to Landlord’s Contribution, except that Tenant shall pay Construction Rent as follows:

(1) If Tenant elects that Landlord provide Landlord’s Additional Contribution to Tenant, as set forth in Section 4.2(d) above, then Tenant shall pay to Landlord, as additional rent, Construction Rent, as hereinafter defined. Construction Rent shall be payable by Tenant to Landlord commencing as of the Commencement Date and continuing on the first day of each month thereafter throughout the Term of the Lease. Construction Rent shall be based upon the amount of Landlord’s Additional Contribution. Tenant’s monthly payments of Construction Rent shall be equal to the amount of equal monthly payments of principal and interest which would be necessary to repay a loan in the amount of Landlord’s Additional Contribution, together with interest at the rate of eight percent (8%) percent per annum, on a level direct reduction basis over the initial Term of the Lease.

(2) For all purposes of the Lease, Construction Rent shall be treated as additional rent and shall be stated as additional rent on any invoice therefor delivered by Landlord to Tenant. Monthly payments of Construction Rent shall be payable at the same time and in the same manner as Yearly Rent is payable under the Lease. Construction Rent shall not be abated or reduced for any reason whatsoever (including, without limitation, termination of the Lease). Since the payment of Construction Rent represents a reimbursement to Landlord of costs which Landlord will incur in connection with the construction of Tenant’s Work, if there is any default of any of Tenant’s obligations under the Lease (including, without limitation, its obligation to pay Construction Rent) or if the Term of the Lease is terminated for any reason whatsoever prior to the Expiration Date, then Tenant shall pay to Landlord, immediately upon demand, the unamortized balance of Landlord’s Additional Contribution. Tenant’s obligation to pay the unamortized balance of Landlord’s Additional Contribution shall be in addition to all other rights and remedies which Landlord has based upon any default of Tenant under the Lease, and Tenant shall not be entitled to any credit or reduction in such payment based upon amounts collected by Landlord from reletting the Premises after the default of Tenant.

(e) Landlord’s Plans Contribution. Landlord shall contribute to Tenant up to Three Thousand Eight Hundred Forty-One and 10/100 Dollars ($3,841.10) (“Landlord’s Plans Contribution”) towards the cost of plans prepared for the performance of Tenant’s Work. Landlord shall, within thirty (30) days of receipt of paid invoices from Tenant, pay Landlord’s Plans Contribution to Tenant.

(f) Except for Landlord’s Contribution, Landlord’s Additional Contribution and Landlord’s Plans Contribution, Tenant shall bear all other costs of Tenant’s Work. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant’s Work.

4.3 Plans and Specifications. Tenant shall be solely responsible for the preparation of the final architectural, electrical and mechanical construction drawings, plans and specifications (called “plans”) necessary to prepare the Premises for Tenant’s occupancy, which plans shall be subject to approval (not to be unreasonably withheld, conditioned or delayed, as more fully set forth in this Article 4) by Landlord’s architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord’s approval is solely given for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Landlord’s architects and engineers shall respond to any plan submission by Tenant within ten (10) business days after Landlord’s receipt thereof. In the event Landlord’s architect’s or engineers’ approval of Tenant’s plans is withheld or conditioned, Landlord shall send written notification thereof to Tenant and include a reasonably detailed statement identifying the reasons for such refusal or condition, and Tenant shall promptly have the plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and shall resubmit such plans to Landlord. Such process shall be followed until the plans shall have been approved by Landlord’s architect and engineers without unreasonable objection or condition, except that Landlord’s architect or engineer shall respond to any subsequent plan submission within three (3) business days after Landlord’s receipt thereof. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord’s architect will prepare the plans necessary for such construction at Tenant’s cost. Whether or not the layout and plans are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of all such plans and for all elements of the design of such plans and for all costs related thereto. (The word “architect” as used in this Article 4 shall include an interior designer or space planner.)

4.4 Preparation of Premises. Tenant shall, within thirty (30) days of request therefor, reimburse Landlord for any out-of-pocket third party consultant costs incurred by Landlord in the review of Tenant’s plans and specifications in connection with Tenant’s Work. Tenant shall be entitled to use the loading dock and freight elevator, subject to reasonable scheduling by Landlord and Tenant shall not be charged for the use of the loading dock or freight elevator during Tenant’s initial move into the Premises or during the Term of the Lease.

4.5 Tenant Payments of Construction Cost. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord’s contractor in connection with any construction in the Premises performed for Tenant by Landlord, Landlord’s contractor or any other person, firm or entity after the Commencement Date.

4.6 Disputes. Any disputes under this Article 4 shall be submitted to arbitration in accordance with the provisions of Section 29.5 hereof.

5.	USE OF PREMISES

5.1 Permitted Use. Tenant shall occupy and use the Premises for the Permitted Use as stated in Exhibit 1 and for no other purposes. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used for the preparation or dispensing of food, except that Tenant may, with Landlord’s prior written consent (including approval of plans for any such equipment that has a water connection), which consent shall not be unreasonably withheld, install at its own cost and expense so-called hot-cold water fountains, coffee makers, microwave ovens and commonly used pantry equipment (excluding, however, stovetops, hot plates, ovens or toaster ovens; however, toaster ovens with an auto-shutoff feature shall be permitted) for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on in the Premises to such extent as requires special exhaust venting.

5.2 Prohibited Uses. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (including, without limitation, any materials, appliances or equipment used in the construction or other preparation of the Premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises; or with the use or occupancy of any of the other areas of the Building, or occasion injury or damage to any occupants of the Premises or other tenants or occupants of the Building or unreasonable disruption to the business operations of other tenants in the Building; or (iv) which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy.

5.3 Licenses and Permits. Tenant shall be responsible for obtaining and maintaining any governmental license or permit required for the proper and lawful conduct of Tenant’s business and shall at all times comply with the terms and conditions of each such license or permit. Tenant shall use the Premises in accordance with all applicable laws.

6.	RENT

Commencing on the Commencement Date and continuing throughout the Term, Tenant shall pay, in equal monthly payments, the Yearly Rent and other charges, at the rate stated in Exhibit 1, to Landlord, in advance, without demand on the first day of each month. Notwithstanding the foregoing, Tenant shall pay the first monthly installment of rent on the execution of this Lease. Rent shall be prorated for any partial calendar month during the Term. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, at the office of Landlord or such place as Landlord may designate in writing from time to time, without offset or deduction. Yearly Rent and any other sums due hereunder not paid on or before the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of four (4) percentage points over the so-called The Wall Street Journal prime rate or at any applicable lesser maximum legally permissible rate for debts of this nature. In addition, if Tenant fails to pay any installment of rent or any other sums due hereunder when due, Tenant shall pay Landlord an administration fee equal to five percent (5%) of the past due amount, provided, however, that such administrative fee shall not be charged to Tenant for any past due amounts for the first (1st) two (2) occasions in any twelve-(12)-month period, if such amounts are paid within five (5) days after notice that the same are delinquent.

7.	SECURITY DEPOSIT

7.1 Cash Security Deposit. Tenant shall, at the time that Tenant executes and delivers this Lease to Landlord, pay to Landlord a security deposit (the “Security Deposit”) in the amount set forth in Exhibit 1 securing Tenant’s obligations under this Lease. In no event shall the Security Deposit be deemed to be a prepayment of rent or a measure of liquidated damages. Tenant agrees that no interest shall accrue on the Security Deposit and that Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. In the event that Tenant shall default in any of its obligations under this Lease that continues beyond the expiration of any applicable notice, grace or cure period, Landlord shall have the right, without prior notice to Tenant, to apply the Security Deposit (or any portion thereof) towards the cure of any such default. Tenant shall promptly, upon written notice from Landlord, pay to Landlord any amount so applied by Landlord in order to restore the full amount of the Security Deposit. In addition, in the event of a termination based upon the default of Tenant under this Lease that continues beyond the expiration of any applicable notice, grace or cure period, or a rejection of this Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to apply the Security Deposit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under this Lease. Any amounts so applied shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. The application of all or any part of the Security Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have or constitute a waiver by Landlord. Provided that Tenant is not in default of any of its obligations under this Lease at the expiration of the Term, Landlord shall promptly refund to Tenant any portion of the Security Deposit which Landlord is then holding.

7.2 Letter of Credit.

(a) In lieu of a cash Security Deposit, Tenant may, at its election, deliver to Landlord, on the date that Tenant executes and delivers this Lease to Landlord, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) which shall be (1) in the form attached hereto as Exhibit 6 (with such changes as Landlord may from time to time reasonably request), (2) issued by a bank reasonably approved in writing by Landlord with an investment grade credit rating from Moody’s (i.e., a rating of Baa3 or above), S&P (i.e., a rating of BBB- or above), or Fitch (i.e., a rating of BBB- or above) (an “Acceptable Bank”), (3) upon which presentment may be made in Boston, MA, Washington, DC, or elsewhere in the continental United States if presentation may be made by overnight courier (e.g., Federal Express), (4) in the amount set forth in Exhibit 1, and (5) for a term of at least one (1) year, subject to automatic extension in accordance with the terms of the Letter of Credit. Landlord acknowledges that, as of the Execution Date of this Lease, Silicon Valley Bank is an Acceptable Bank and the form of Letter of Credit attached hereto as Exhibit 6-1 is approved by Landlord. If the issuer of the Letter of Credit ceases to qualify as an Acceptable Bank or becomes subject to insolvency or receivership proceedings of any sort, Tenant shall be required to deliver a substitute Letter of Credit satisfying the conditions hereof (the “Substitute Letter of Credit”) within fifteen (15) business days after written notice thereof from Landlord. If the issuer of the Letter of Credit gives written notice of its election not to renew such Letter of Credit for any additional period, Tenant shall be required to deliver a Substitute Letter of Credit at least thirty (30) days prior to the expiration of the term of such Letter of Credit. If Tenant fails to furnish such renewal or replacement by the applicable deadline set forth above, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (the “Security Proceeds”) as a cash Security Deposit pursuant to the terms of Section 7.1. Tenant agrees that it shall maintain the Letter of Credit, in the full amount required hereunder, in effect until a date which is at least sixty (60) days after the Expiration Date of this Lease. Tenant’s failure to maintain or replace the Letter of Credit as required hereunder shall be treated as a failure to pay rent for purposes of Landlord’s remedies.

(b) If Tenant is in default of its obligations under this Lease that continues beyond the expiration of any applicable notice, cure and grace periods, then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from the Letter of Credit (or Substitute Letter of Credit or Additional Letter of Credit, as defined below, as the case may be) (i) the amount necessary to cure such default or (ii) if such default cannot reasonably be cured by the expenditure of money, the amount which, in Landlord’s good faith opinion, is necessary to satisfy Tenant’s liability in account thereof. In the event of any such draw by Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, either: (i) deliver to Landlord an additional Letter of Credit (the “Additional Letter of Credit”) satisfying the foregoing conditions, or (ii) provide Landlord with a substitute Letter of Credit (the “Substitute Letter of Credit”) satisfying the foregoing conditions, except that the amount of such Additional Letter of Credit shall be the amount of such draw and the amount of the Substitute Letter of Credit shall be the amount of the full Security Deposit. Upon receipt of the Substitute Letter of Credit, Landlord shall return the Letter of Credit that Landlord is then holding to Tenant. In addition, in the event of a termination based upon the default of Tenant under this Lease, or a rejection of this Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under this Lease. Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw down from said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from drawing upon said Letter of Credit. Tenant also hereby expressly waives any right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies Landlord may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all actual damages which Landlord may suffer as a result of any such breach.

(c) Upon written request of Landlord, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of any new owner of the Building.

(d) To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, Additional Letter of Credit or Security Proceeds (collectively, the “Collateral”) held by Landlord, Landlord shall promptly return such Collateral to Tenant on the expiration of the Term, less any amounts due from Tenant hereunder.

(e) In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent or a measure of liquidated damages.

7.3 Reduction in Letter of Credit. Provided that Tenant has not been in default under this Lease beyond applicable notice and cure periods at any time in the twelve (12) months prior to the Reduction Date, as hereafter defined, (“Reduction Conditions”), the Letter of Credit shall be reduced as set forth below on the Reduction Dates. As used herein, the “Reduction Date” shall be the date that Tenant provides Landlord with evidence of a capital contribution to Tenant that results in a net increase of cash in Tenant’s balance sheet of at least Two Hundred Million and 00/100 Dollars ($200,000,000.00). Provided that the Reduction Conditions are met on the Reduction Date, the Letter of Credit shall be reduced to Five Hundred Thirty Thousand Five Hundred Forty-Eight and 50/100 Dollars ($530,548.50). Tenant shall request such reduction in a written notice to Landlord after the Reduction Date, and if the Reduction Conditions have been met, Landlord shall so notify Tenant, whereupon Tenant shall provide Landlord with a Substitute Letter of Credit in the reduced amount (in which event Landlord shall forthwith return the previously held Letter of Credit), or an amendment to the Letter of Credit reducing it to the reduced amount. If the Reduction Conditions are not met on the Reduction Date, Tenant shall have the right to reduce the amount of the Letter of Credit as aforesaid on the date after the Reduction Date when Tenant has not been in default under this Lease beyond applicable notice and cure periods for the immediately preceding twelve (12) month period.

8.	SERVICES FURNISHED BY LANDLORD

8.1 Electric Current.

(a) Landlord shall provide electric current to Tenant in a reasonable quantity sufficient for Tenant’s conduct of its business in the Premises for the Permitted Use. The consumption of electricity in the Premises shall be measured by a separate submeter currently existing in the Premises. Tenant shall pay Landlord at such rates charged by the service provider to Landlord without mark-up for Tenant’s use of electric current in the Premises as shown on such submeter within thirty (30) days after demand therefor. If the Premises are not separately submetered as of the Delivery Date, Landlord shall, at Landlord’s cost and expense, install a separate submeter to measure the consumption of electricity in the Premises.

(b) If Tenant shall require electric current for use in the Premises in excess of such reasonable quantity to be furnished for such use as hereinabove provided and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof, then, as the case may be, (x) Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid. In the case of any additional electrical equipment being installed by or for Tenant in accordance with this Section 8.1(b), all the electricity serving such equipment shall be submetered, at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for the cost of electricity consumed by such equipment as shown on such submeter.

(c) Except for the negligence or willful misconduct of Landlord, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed by the utility service provider or is no longer available or suitable for Tenant’s requirements.

(d) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, conditioned, or delayed, and Tenant will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

8.2 Water.

Landlord shall furnish cold water for ordinary premises, cleaning, toilet, lavatory and drinking purposes and hot water for the base Building restroom sinks servicing the Premises. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment beyond the expiration of any applicable notice, cure and grace periods, Landlord may pay such charges and collect the same from Tenant. All piping and other equipment and facilities for use of water outside the Building core that exclusively serve the Premises will be installed and maintained by contractors approved by Landlord at Tenant’s sole cost and expense.

8.3 Elevators, Heat, and Cleaning.

(a) “Business Hours” shall be defined as Mondays-Fridays (other than Building Holidays, as hereinafter defined) during the hours between 8:00 a.m. and 6:00 p.m. and on Saturdays (other than Building Holidays) during the hours between 8:00 a.m. and 1:00 p.m. “Building Holidays” shall include New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day and Christmas Day.

(b) Landlord at its expense shall: (i) provide necessary elevator facilities during Business Hours and have one elevator in operation available for Tenant’s non-exclusive use at all other times; (ii) furnish heat (substantially equivalent to that being furnished in comparably aged, similarly equipped office buildings in Cambridge, Massachusetts during the normal heating season during Business Hours; and (iii) cause the office areas of the Premises to be cleaned on Mondays-Fridays (except for Building Holidays) provided the same are kept in order by Tenant substantially in accordance with the cleaning standards generally prevailing in office buildings in Cambridge, Massachusetts.

(c) With respect to furnishing heat on Saturdays, if Landlord determines that the majority of tenants in the Building are not utilizing their premises on Saturdays, then in order to conserve energy, Landlord reserves the right, upon prior written notice, to provide such service only on request; service during the hours between 8:00 a.m. and 1:00 p.m. will be without charge to Tenant, but Tenant must request same by giving Landlord written notice thereof at least one (1) business day prior to the date such service is required.

8.4 Air Conditioning.

(a) Landlord shall furnish to and distribute in the Premises air conditioning as normal seasonal changes may require during Business Hours when air conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. Tenant agrees to close the blinds when necessary because of the sun’s position, whenever the air conditioning system is in operation, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for, the proper functioning and protection of the air conditioning system.

(b) With respect to furnishing air conditioning on Saturdays, if Landlord determines that the majority of tenants in the Building are not utilizing their premises on Saturdays, then in order to conserve energy, Landlord reserves the right, upon prior written notice, to provide such service only on request; service during the hours between 8:00 a.m. and 1:00 p.m. will be without charge to Tenant, but Tenant must request same by giving Landlord written notice thereof at least one (1) business day prior to the date such service is required.

8.5 Additional Heat, Cleaning and Air Conditioning Services.

(a) Landlord will use reasonable efforts, upon one (1) business day’s advance written notice from Tenant of its requirements in that regard, to furnish additional heat, cleaning or air conditioning services to the Premises on days and at times other than as above provided.

(b) Tenant will pay to Landlord a reasonable charge (i) for any such additional heat or air conditioning service required by Tenant on an hourly basis at the prevailing hourly rate, (ii) for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant, and (iii) for any cleaning done at the request of Tenant of any portions of the Premises which may be used for storage, a shipping room or other non-office purposes. If the cost to Landlord for cleaning the Premises shall be increased due to the installation in the Premises, at Tenant’s request, of any materials or finish other than those which are building standard, Tenant shall pay to Landlord an amount equal to such increase in cost. Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, the charge for overtime heating and cooling is $65.00 per hour (subject to Landlord’s right, from time to time, to increase such charge to reflect actual increases in the cost of providing such services including equipment depreciation and Landlord’s standard administrative fee).

8.6 Additional Air Conditioning Equipment. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed and maintained by contractors reasonably approved by Landlord at Tenant’s sole cost and expense, but only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amount as will compensate Landlord for the cost incurred by Landlord in operating such additional air conditioning equipment. All such equipment shall be submetered as provided in Section 8.1 hereof.

8.7 Repairs. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, public lavatories, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, plumbing or other Building systems servicing the Premises) and other common facilities of both the Building and the Common Areas in good condition and repair.

8.8 Interruption or Curtailment of Services.

(a) When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

(b) Notwithstanding anything to the contrary in this Lease contained, if the Premises shall lack any service which Landlord is required to provide hereunder (thereby rendering the Premises or a portion thereof untenantable) (a “Service Interruption”) so that, for the Landlord Service Interruption Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected and if Tenant ceases to use the affected portion of the Premises during the period of untenantability as the direct result of such lack of service, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until such condition is cured sufficiently to allow Tenant to occupy the affected portion of the Premises. For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Landlord Service Interruption Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

(c) The provisions of subparagraph (b) of this Section 8.8 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20). The remedies set forth in this Section 8.8 shall be Tenant’s sole remedies in the event of a Service Interruption.

8.9 Energy Conservation. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such written policies, programs and measures as may be reasonably necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

8.10 Miscellaneous. All services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per two hundred (200) square feet of Total Rentable Area of the Premises (one person per one hundred fifty (150) square feet of Total Rentable Area of the Premises for air conditioning), which limit Tenant shall in no event exceed.

8.11 Access. Subject to Landlord’s standard security procedures, Tenant shall have access to the Premises and (for monthly pass holders) the Building Garage twenty-four (24) hours per day, three hundred sixty-five (365) days per year, during the Term of this Lease, except in an emergency. The Building is currently accessed by an electronic access system wherein tenants are permitted access to the Building by presenting electronic access cards at the electronic card readers.

9.	OPERATING COSTS AND TAXES

9.1 Definitions. As used in this Article 9, the words and terms which follow mean and include the following:

(a) “Operating Year” shall mean a calendar year in which occurs any part of the Term of this Lease.

(b) “Operating Costs in the Base Year” shall be the amount as stated in Exhibit 1.

(c) “Tenant’s Proportionate Share” shall be the percentage as stated in Exhibit 1.

(d) “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the land on which it stands and upon any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services; service or user payments in lieu of taxes; any assessments in connection with any business improvement district in which the Building may be located or any similar program(s) in which the Building may participate; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, “Taxes” shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute “Taxes,” whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute “Taxes,” but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. “Taxes” shall also include reasonable expenses of tax abatement or other proceedings contesting assessments or levies (recognizing that legal fees may be on a contingent fee basis). Wherever the term “Building” is used in determining Taxes, it shall mean Taxes specific to the actual Building, or the equitably prorated and apportioned portion of those Taxes which apply to the Building together with other buildings or properties.

(e) “Tax Base” shall be the amount stated in Exhibit 1 and shall apply to a Tax Period of twelve (12) months. Tax Base shall be reduced pro rata if and to the extent that the Tax Period contains fewer than twelve (12) months.

(f) “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the Term of this Lease, the first such Tax Period being the one in which the Rent Commencement Date occurs.

(g) “Operating Costs”:

(1) Definition of Operating Costs. “Operating Costs” shall mean all costs incurred and expenditures made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building including, without limitation, vehicular and pedestrian passageways related to the Building, related equipment, facilities and appurtenances, elevators, cooling and heating equipment. In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs. Operating Costs shall include, without limitation, those categories of “Specifically Included Categories of Operating Costs”, as set forth below, but shall not include “Excluded Costs,” as hereinafter defined. If Landlord incurs Operating Costs for the Building together with one or more other buildings or properties, the shared costs and expenses shall be equitably prorated and apportioned between the Building and the other buildings or properties. Wherever the term “Building” is used in determining Operating Costs, it shall mean Operating Costs specific to the actual Building, or the equitably prorated and apportioned portion of those costs which apply to the Building together with other buildings or properties.

(2) Definition of Excluded Costs. “Excluded Costs” shall be defined as the following:

(i) Costs of renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building.

(ii) Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building.

(iii) All capital expenditures, depreciation and amortization, except as otherwise explicitly provided in this Article 9.

(iv) Any cost or expense to the extent that Landlord is entitled to be reimbursed other than as a payment for Operating Costs, including, but not limited to, (i) work or services performed for any tenant (including Tenant) at such tenant’s cost, (ii) the cost of any item for which Landlord is paid or reimbursed by warranties, service contracts, insurance proceeds or otherwise, (iii) increased insurance premiums or taxes assessed specifically to any tenant of the Building, (iv) charges (including applicable taxes) for electricity, water and other utilities for which Landlord is reimbursed by any tenant; and (v) costs incurred in connection with the making of repairs which are the reimbursed by another tenant of the Building.

(v) Wages, salaries, or other compensation paid to any executive employees above the grade of general manager, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating Costs, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant.

(vi) Interest on debt or amortization payments on any mortgage or mortgages (except to the extent that such interest is included together with the amortization of capital expenditures which are permitted to be passed through pursuant to the provisions of this Article 9).

(vii) Replacement or contingency reserves or any bad debt loss, rent loss or reserves for bad debts or rent loss.

(viii) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate (provided however, that this subparagraph shall not apply to the management fee, which shall be governed by Section 9.1(g)(4)).

(ix) Costs or fees relating to the defense of Landlord’s title to or interest in the Premises, or any part thereof.

(x) Legal fees incurred in connection with Landlord’s noncompliance or violation of law.

(xi) Landlord’s charitable and political contributions.

(xii) The costs of maintaining Landlord’s existence.

(xiii) The cost of testing, remediation or removal, transportation or storage of Hazardous Materials (as defined in Section 17.6) in the Building required by “Environmental Laws” (as defined in Section 17.6), provided however, that with respect to the testing, remediation or removal of (i) any material or substance located in the Building on the Execution Date and which, as of the Execution Date, is not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, and (ii) any material or substance located in the Building after the Execution Date and which, when placed in the Building, was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof may be included in Operating Costs, subject, however, to Section 9.1(g)(3), to the extent that such cost is treated as a capital expenditure.

(xiv) Any fines or penalties incurred due to (a) violations by Landlord of any governmental rule or regulation, or (b) the gross negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

(xv) Any advertising, promotional or marketing expenses for the Building.

(xvi) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate (provided however, that this subparagraph (xii) shall not apply to the management fee, which shall be governed by Section 9.1(g)(4).

(3) Capital Expenditures. Capital expenditures for replacements of existing capital items shall not be included in Operating Costs. If a new capital item is acquired which does not replace another capital item which was worn out, has become obsolete, etc., then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure.

(i) Limitation. Notwithstanding anything to the contrary herein contained, with respect to a new (i.e., as opposed to replacement) capital expenditure, such capital expenditure shall be included in Operating Costs only if:

(x) the new capital item being acquired is required by law first enacted or adopted after the Execution Date of this Lease; or

(y) The new capital item is reasonably projected to reduce Operating Costs.

(ii) Annual Charge-Off. “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a level payment direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question. However, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating costs including, without limitation, energy-related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the Annual Charge-Off of such capital expenditure computed as aforesaid, then and in such event, the Annual Charge-Off shall be increased to an amount equal to the Projected Annual Savings; and in such circumstances, the increased Annual Charge-Off (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate as aforesaid, in equal monthly payments, each in the amount of one-twelfth (1/12th) of the Projected Annual Savings, with such payments being applied first to interest and the balance to principal.

(iii) Useful Life. “Useful Life” shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

(iv) Capital Interest Rate. “Capital Interest Rate” shall be defined as an annual rate of either three percentage points over the so-called The Wall Street Journal prime rate at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

(4) “Specifically Included Categories of Operating Costs.” Operating Costs shall include, but not be limited to, the following:

Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Medicare Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by Landlord on account of all employees of Landlord and/or Landlord’s managing agent, who are employed in, about or on account of the Building, except that taxes levied upon the net income of Landlord and taxes withheld from employees, and “Taxes” as defined in Section 9.1(d) shall not be included herein.

Water: All charges and rates connected with water supplied to the Building and related sewer use charges, except to the extent such amounts are paid directly by another tenant or Landlord is reimbursed for such costs.

Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building, except to the extent such amounts are paid directly by another tenant or Landlord is reimbursed for such costs.

Wages: Wages and the cost of all employee benefits of all employees of Landlord and/or Landlord’s managing agent who are employed in, about or on account of the Building.

Cleaning: The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building, except to the extent such amounts are paid directly by another tenant or Landlord is reimbursed for such costs.

Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

Management Fee: The cost of professional management of the Building in an amount equal to three percent (3%) of the gross revenues of the Building.

Office Expenses: The cost of office expense, including, without limitation, rent, business supplies and equipment in connection with management of the Building as opposed to Landlord’s general overhead and office expenses.

Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by any occupant of the Building. If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised premises electric current consumption. Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord. Furthermore, if and to the extent that the figure for Operating Costs in the Base Year shall include any component representing the cost to Landlord of electric current supplied to any tenant’s premises under so-called “rent-inclusion” lease arrangements, then if such cost is eliminated from Operating Costs in an Operating Year in accordance with the foregoing provisions, the figure for Operating Costs in the Base Year for the purposes of this Article 9 shall likewise be reduced by the amount for such cost component.

Insurance, etc.: Fire, casualty, liability, rent loss and such other insurance as may from time to time be carried by Landlord with respect to the Building, and the fees of Landlord’s insurance consultants or brokers in connection therewith.

Other: Any common area or other charges which Landlord is required to pay with respect to Landlord’s interest in the Building pursuant to any condominium, reciprocal easement or other similar documents applicable thereto and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Building is located including, without limitation, insurance deductible amounts.

(5) Gross-Up Provision. Notwithstanding the foregoing, in determining the amount of Operating Costs for any calendar year or portion thereof falling within the Term (including Operating Costs in the Base Year), if less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, Operating Costs for such period shall be adjusted to equal the amount Operating Costs would have been for such period had occupancy been ninety-five percent (95%) throughout such period. The extrapolation of Operating Costs under this paragraph shall be performed by appropriately adjusting the cost of those components of Operating Costs that are impacted by changes in the occupancy of the Building.

9.2 Tax Excess. If in any Tax Period the Taxes exceed the Tax Base, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess, such amount being hereinafter referred to as “Tax Excess”. Tenant shall pay the Tax Excess as follows: commencing July 1, 2016, Tenant shall make monthly estimated payments on account of the projected Tax Excess, as reasonably estimated by Landlord on the basis of the most recent Tax data available. Such monthly estimated payments shall be made commencing on the aforesaid date and otherwise at the same time and in the same manner as Tenant’s monthly payments of Yearly Rent. Landlord shall furnish to Tenant, after the end of each year, a statement setting forth in reasonable detail the basis for the computation of Tax Excess. If the total of Tenant’s monthly estimated payments with respect to any Tax Period is greater than the actual Tax Excess for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such payments is less than the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days of Landlord’s bill therefor.

Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Section 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

9.3 Operating Costs Excess. If the Operating Costs in any Operating Year exceed the Operating Costs in the Base Year, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess, such amount being hereinafter referred to as “Operating Costs Excess.” Tenant shall pay the Operating Costs Excess as follows: commencing January 1, 2017, Tenant shall make monthly estimated payments on account of the projected Operating Costs Excess, as reasonably estimated by Landlord on the basis of the most recent Operating Costs data or budget available. Such monthly estimated payments shall be made commencing on the aforesaid date and otherwise at the same time and in the same manner as Tenant’s monthly payments of Yearly Rent. Landlord shall furnish to Tenant, after the end of each year, a statement setting forth in reasonable detail the basis for the computation of Operating Costs Excess for each year, and shall provide Tenant with reasonable supporting information upon written request therefor given by Tenant within two hundred seventy (270) days of Tenant’s receipt of such statement. If the total of Tenant’s monthly estimated payments with respect to any Operating Year is greater than the actual Operating Costs Excess for such Operating Year, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such payments is less than the actual Operating Costs Excess for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days of Landlord’s bill therefor.

9.4 Part Years. If Tenant is obligated to pay Operating Costs Excess or Tax Excess for only a part of an Operating Year or a Tax Period, Tenant’s Proportionate Share of the Operating Costs Excess or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period shall be reduced to an amount determined by multiplying such Tenant’s Proportionate Share by a fraction, the numerator of which is the number of days within such Operating Year or Tax Period for which Tenant has liability for the Operating Costs Excess or Tax Excess, as the case may be, and the denominator of which is three hundred sixty-five (365).

9.5 Effect of Taking. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, for the purposes of determining Tax Excess there shall be substituted for the Tax Base originally provided for herein a fraction of such Tax Base, the numerator of which fraction shall be the Taxes for the first Tax Period subsequent to the condemnation or taking which takes into account such condemnation or taking, and the denominator of which shall be the Taxes for the last Tax Period prior to the condemnation or taking, which did not take into account such condemnation or taking. Tenant’s Proportionate Share shall be adjusted appropriately to reflect the proportion of the Premises and/or the Building remaining after such taking.

9.6 Disputes, etc. Any disputes arising under this Article 9 may, at the election of either party, be submitted to arbitration as hereinafter provided. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the Term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

9.7 Tenant’s Right to Examine Records. Subject to the provisions of this Section 9.7, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of Operating Costs Excess:

(i)	Tenant shall have the right to make such examination no more than once in respect of any period in which Landlord has given Tenant a statement of the actual amount of Operating Costs (the “Operating Costs Statement”). Tenant shall have no right to examine all documentation and calculations pursuant to this Section 9.7 unless Tenant has paid the amount shown on the Operating Costs Statement. Tenant shall exercise such right by giving Landlord written notice (the “Documentation Request”) no more than two hundred seventy (270) days after Landlord gives Tenant an Operating Costs Statement in respect of such period (the “Documentation Request Due Date”). Notwithstanding anything to the contrary herein contained, Tenant shall only have the right to examine the documentation and calculations relative to Operating Costs in the Base Year for a period of two hundred seventy (270) days after Landlord gives Tenant the first Operating Costs Statement hereunder.

(ii)	Such documentation and calculations shall be made available to Tenant at the offices where Landlord keeps such records during normal Business Hours within a reasonable time after Landlord receives a Documentation Request. Landlord shall notify Tenant (the “Documentation Availability Notice”) when such documents and calculations are available for examination.

(iii)	Such examination (the “Examination”) may be made only by a nationally or regionally recognized independent certified public accounting firm (a “Major CPA Firm”), or by another certified public accounting firm reasonably approved by Landlord, in either case licensed to do business in the jurisdiction where the Building is located. Without limiting Landlord’s approval rights, Landlord may withhold its approval of any examiner of Tenant who is representing, or in the case of an examiner other than a Major CPA Firm has within the last two (2) years prior to Tenant’s request represented, any other tenant in the Building or in other buildings owned by Landlord or an affiliate of Landlord. In no event shall Tenant use any examiner who is being paid by Tenant on a contingent fee basis.

(iv)	As a condition to performing any such Examination, Tenant and its examiner(s) shall be required to execute and deliver to Landlord an agreement, in form acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination. Without limiting the foregoing in the case of an examiner other than a Major CPA Firm, such examiner(s) shall be required to agree that it will not represent any other tenant in the Building or in other buildings owned by Landlord or an affiliate of Landlord.

(v)	The Examination shall be commenced within thirty (30) days after Landlord delivers the Documentation Availability Notice and shall be concluded within sixty (60) days of its commencement. Tenant shall provide Landlord with a written report (the “Report”) from its examiner summarizing the results of the Examination not later than the earlier to occur of (a) five (5) days after Tenant’s receipt of the Report and (b) ninety-five (95) days after Landlord delivers the Documentation Availability Notice (the earlier of such dates, the “Report Due Date”).

(vi)	If Tenant delivers the Report to Landlord on or before the Report Due Date, and if Tenant disagrees with the Operating Costs Statement, Landlord and Tenant shall negotiate in good faith for thirty (30) days (the “Operating Costs Negotiation Period”) to agree on a resolution.

(vii)	If Landlord and Tenant have not agreed on a resolution within the Operating Costs Negotiation Period, then Tenant may request that the matter be determined by arbitration by giving Landlord written notice (the “Operating Costs Arbitration Request”) within thirty (30) days after the expiration of the Operating Costs Negotiation Period (the “Arbitration Request Due Date”), in which case the matter shall be submitted to arbitration in accordance with the provisions of Section 29.5 hereof.

(viii)	If, after the Examination with respect to any calendar year, it is finally determined that: (a) Tenant has made an overpayment on account of Operating Costs Excess, Landlord shall credit such overpayment against the next installment(s) of Yearly Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the Term, Landlord shall promptly refund to Tenant the amount of such overpayment less any amounts then due from Tenant to Landlord; or (b) Tenant has made an underpayment on account of Operating Costs Excess, Tenant shall, within thirty (30) days of such determination, pay such underpayment to Landlord; and (c) if the amount of Operating Costs was overstated by more than five percent (5%), Landlord shall pay Tenant’s reasonable out-of-pocket cost for such audit.

(ix)	Time is of the essence of the provisions of this Section 9.7. Should Tenant fail to give Landlord the Documentation Request by the Documentation Request Due Date, or the Report by the Report Due Date, or the Operating Costs Arbitration Request by the Arbitration Request Due Date, then in any such case Tenant shall have no further right to question said Operating Costs, and the amounts shown on Landlord’s Operating Costs Statement shall be final as between the parties.

10.	CHANGES OR ALTERATIONS BY LANDLORD

Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to: (i) the Building (including the Premises) and the fixtures and equipment thereof, (ii) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, and (iii) the Common Areas and facilities located therein, as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Common Areas, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Premises by Tenant. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door, passage, concourse or walkway within the Building or in the Common Areas, and the use of such doors, passages, concourses or walkways may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the Premises by Tenant.

If at any time any windows of the Premises are temporarily closed or darkened for any reason whatsoever including but not limited to Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent, nor shall the same release Tenant from its obligations hereunder or constitute an eviction.

11.	FIXTURES, EQUIPMENT AND IMPROVEMENTS—REMOVAL BY TENANT

All fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the Term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of this Lease. Notwithstanding the foregoing, Tenant shall not have any obligation to remove any Alterations (as hereinafter defined) unless Landlord has so advised Tenant at the time of approving the plans for such Alteration, as set forth in Article 12. All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the Premises. Where not built into the Premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant’s inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the written request of Landlord will be, removed by Tenant and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant. Notwithstanding anything to the contrary in the Lease contained, except for cabling and personal property (including furniture systems), Tenant shall have no obligation to remove any of the items shown on the plan entitled “Construction Documents, dated February 27, 2015, prepared by Kling Stubbins” and on the plan entitled “Test Fit Study” for the fourth (4th) floor at Ten Canal.

12.	ALTERATIONS AND IMPROVEMENTS BY TENANT

Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Premises (“Alterations”) without Landlord’s prior written consent and then only those that are made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has reasonably approved written plans and specifications and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) with respect to work, the cost of which exceeds Seventy-Five Thousand and 00/100 Dollars ($75,000.00), Tenant has procured appropriate surety payment and performance bonds. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord’s consent and approval required under this Article 12 shall not be unreasonably withheld, conditioned or delayed. Landlord’s approval is solely given for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such Alterations shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate, and Tenant shall pay Landlord an oversight fee equal to three percent (3%) of the hard costs of the performance of any such work. If Tenant shall make any Alterations, then Landlord may elect in writing at the time that Landlord approves Tenant’s plans for any such Alterations to require Tenant at the expiration or sooner termination of the Term of this Lease to restore the Premises to substantially the same condition as existed at the

Delivery Date. Landlord agrees to make such election at the time that Landlord approves Tenant’s plans for any such Alterations. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Commencement Date, result from or be attributable to any Alterations by or for the account of Tenant in excess of those commonly found in offices in Cambridge, Massachusetts.

Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent, to make interior nonstructural Alterations costing not more than Seventy-Five Thousand and 00/100 Dollars ($75,000.00), provided however that:

(i)	Tenant shall give prior written notice to Landlord of such Alterations;

(ii)	Tenant shall submit to Landlord plans for such Alterations if Tenant utilizes plans for such Alterations; and

(iii)	such Alterations shall not materially affect any of the Building’s systems, or the ceiling of the Premises.

13.	TENANT’S CONTRACTORS—MECHANICS’ AND OTHER LIENS—STANDARD OF TENANT’S PERFORMANCE—COMPLIANCE WITH LAWS

(a) Whenever Tenant shall make any Alterations in or to the Premises—whether such work be done prior to or after the Commencement Date—Tenant will strictly observe the following covenants and agreements:

(b) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if, in the reasonable judgment of Landlord, their use may cause any harm to Landlord or create any difficulty, whether in the nature of a labor dispute or otherwise, in the construction, maintenance and/or operation of the Building or any part thereof.

(c) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such Alteration which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until Tenant has complied with the requirements of Article 12 hereof. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense by filing the bond required by law or otherwise. If Tenant fails so to discharge or bond any lien, Landlord may do so at Tenant’s expense, and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

(d) Except as may be otherwise specifically provided in this Lease, all installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) the Rules and Regulations of Landlord, initially set forth in Exhibit 4 hereof, as the same may be modified from time to time over the Term of this Lease; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord.

(e) Tenant shall procure all necessary permits before undertaking any work in the Premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord and Landlord’s managing agent from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant (i) to carry the insurance required in Section II of Exhibit 3 and (ii) to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.	REPAIRS BY TENANT—FLOOR LOAD

14.1 Repairs by Tenant. Tenant shall keep the Premises neat and clean and in such repair, order and condition as the same are in on the Commencement Date or may be put in during the Term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators. If Tenant installs any additional lavatories within the Premises, Tenant shall be responsible for janitorial services thereto. Tenant shall make all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. If Tenant shall fail to complete any required repair within thirty (30) days (or such shorter time as is necessitated due to threat of damage to property or injury to persons) after Landlord’s written notice thereof, Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, or licensees.

14.2 Floor Load—Heavy Machinery. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the Premises shall be Tenant’s responsibility.

15.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

15.1 General Liability Insurance. Tenant shall procure, keep in force, maintain and pay for insurance throughout the Term in accordance with the terms and in the amounts set forth in Exhibit 3.

15.2 General. Except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents and employees, Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from or:

(a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by Landlord, its agents, contractors or employees);

(b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or Premises) arising out of the use or occupancy of the Building or Premises by Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors; and

(c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the Term of this Lease and during the period of time, if any, prior to the Delivery Date that Tenant may have been given access to the Premises.

15.3 Property of Tenant. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except to the extent caused by Landlord’s negligence or willful misconduct. The provisions of this Section 15.3 are subject to the provisions of Article 19 hereof.

15.4 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless (x) caused by or due to the negligence of Landlord, its agents, servants or employees, and (y) if Tenant knew of such condition sufficiently in advance of the occurrence of any such injury or damage as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition, only after (i) notice to Landlord of the condition and (ii) the expiration of a reasonable time (such reasonableness to take into account the potential seriousness of the condition and, in the event of imminent danger to persons or property, shall mean promptly upon receipt of such notice) after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition. In the case of (ii) above, pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Subject to the foregoing, in no event shall Landlord be liable for any loss, the risk of which is covered by Tenant’s insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

15.5 Repairs and Alterations—No Diminution of Rental Value.

(a) Except as may be otherwise specifically provided in this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements, or any related work made by Landlord, Tenant or others in or to any portion of the Building or Premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof.

(b) Notwithstanding anything to the contrary in this Lease contained, if due to any such repairs, alterations, replacements, or improvements made by Landlord (a “Repair Interruption”) or if due to Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord (a “Failure to Repair”), any portion of the Premises becomes untenantable or inaccessible so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises for the conduct of its business during the entirety of the Premises Untenantability Cure Period by reason of such untenantability or inaccessibility, and that such untenantability or inaccessibility and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Yearly Rent, Tenant’s Proportionate Share of Taxes and Tenant’s Proportionate Share of Operating Costs shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected and Tenant can use and access the Premises or such portion thereof for the conduct of its business therein. For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

(c) The provisions of Section 15.5(b) shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20). Tenant’s sole remedy in the case of a Repair Interruption shall be as set forth in this Section 15.5.

16.	ASSIGNMENT, MORTGAGING AND SUBLETTING

(a) Except as expressly provided in this Article 16, Tenant covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, hypothecated, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than the Permitted Use, or be sublet, or offered or advertised for subletting without Landlord’s prior written consent, to be granted or withheld in accordance with this Article 16. Notwithstanding the foregoing, it is hereby expressly understood and agreed however, if Tenant is a business entity, that the assignment or transfer of this Lease, and the Term and estate hereby granted, to any business entity into which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s business or assets, which business entity shall have a net worth at least equal to that of Tenant immediately prior to such merger, consolidation or acquisition (such business entity being hereinafter called “Permitted Assignee”), shall not require Landlord’s consent or the giving of a Recapture Offer, but upon the express condition that Permitted Assignee and Tenant shall execute, acknowledge and deliver to Landlord an agreement (“Assumption Agreement”) in form and substance reasonably satisfactory to Landlord whereby Permitted Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Permitted Assignee shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

(b) Except for an assignment or sublease to a Permitted Assignee or to an Affiliated Entity, as defined below, or a proposed sublease that is not a Triggering Sublease (as hereinafter defined), then, notwithstanding anything to the contrary in this Lease contained:

(1) Tenant shall, prior to offering or advertising the Premises, or any portion thereof, for sublease or assignment give Landlord a Recapture Offer, as hereinafter defined. For purposes hereof, a “Triggering Sublease” shall be a sublease which is for all or any portion of the Premises then demised to Tenant under the Lease and is for a term that is for substantially all or all of the then remaining term of the Term of the Lease.

(2) For the purposes hereof, a “Recapture Offer” shall be defined as a notice in writing from Tenant to Landlord which:

(i) States that Tenant desires to sublet the Premises, or a portion thereof, or to assign its interest in this Lease.

(ii) Identifies the affected portion of the Premises (“Recapture Premises”).

(iii) Identifies the period of time (“Recapture Period”) during which Tenant proposes to sublet the Recapture Premises or to assign its interest in this Lease.

(iv) Offers to Landlord to terminate this Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in this Lease or a subletting for the remainder of the Term of this Lease) or to suspend the Term of this

Lease pro tanto in respect of the Recapture Period (i.e., the Term of this Lease in respect of the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be reduced in proportion to the ratio of the Total Rentable Area of the Recapture Premises to the Total Rentable Area of the Premises then demised to Tenant).

(3) Landlord shall have thirty (30) days to accept a Recapture Offer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer, or if Tenant desires to enter into a sublease that is not a Triggering Sublease, then Landlord agrees that it will not unreasonably withhold, condition or delay its consent to a sublease of the Recapture Premises for the Recapture Period, or an assignment of Tenant’s interest in this Lease, as the case may be, to a Qualified Transferee, as hereinafter defined.

(4) For the purposes hereof, a “Qualified Transferee” shall be defined as a person, firm or corporation which, in Landlord’s reasonable opinion:

(i) is financially responsible and of good reputation;

(ii) shall use the Premises for no other purpose than the Permitted Use; and

(iii) is not a Restricted Occupant, as hereinafter defined.

(5) For the purposes hereof, a “Restricted Occupant” shall be defined as any tenant or subtenant of other premises in the Building (“Occupant”) unless such Occupant satisfies all three of the following criteria:

(i) Such Occupant desires to occupy the Recapture Premises for expansion purposes only; and

(ii) Such Occupant’s occupancy of the Recapture Premises will not, either directly or indirectly, cause a vacancy in the premises which such Occupant then occupies in the Building; and

(iii) Such Occupant’s need, as to the size of premises and length of term, cannot then (i.e., at the time that Tenant requests Landlord’s consent to such Occupant) be satisfied by Landlord.

(6) Notwithstanding anything to the contrary in this Article 16(b) contained:

(i) If Tenant is in default of its obligations under this Lease continuing beyond the expiration of the applicable notice, grace or cure period at the time that it makes the aforesaid offer to Landlord, such default shall be deemed to be a “reasonable” reason for Landlord withholding its consent to any proposed subletting or assignment; and

(ii) If Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) approved by Landlord, as aforesaid, on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of said thirty (30) day period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer to terminate or suspend this Lease, then Tenant shall again offer, in accordance with this Article 16(b), either to terminate or to suspend this Lease in respect of the portion of the Premises proposed to be sublet (or in respect of the entirety of the Premises in the event of a proposed assignment, as the case may be) prior to entering into any assignment or sublease. If Tenant shall make any subsequent offers to terminate or suspend this Lease pursuant to this Article 16(b), any such subsequent offers shall be treated in all respects as if it is Tenant’s first offer to suspend or terminate this Lease pursuant to this Article 16(b), provided that the period of time Landlord shall have in which to accept or reject such subsequent offer shall be twenty (20) days.

(7) No subletting or assignment shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.

(c) Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without giving Landlord a Recapture Offer, to assign its interest in this Lease or to sublease the Premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, so long as such entity remains in such relationship to Tenant, and provided that prior to or simultaneously with such assignment or sublease, such Affiliated Entity executes and delivers to Landlord an Assumption Agreement, as hereinabove defined. For the purposes hereof, an “Affiliated Entity” shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, control shall mean the direct or indirect ownership of more than fifty (50%) percent of the beneficial interest of the entity in question.

(d) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the continuing liability of Tenant named on Exhibit 1 as the party Tenant under this Lease or constitute a consent to any other assignment or sublease. No assignment or subletting shall affect the purpose for which the Premises may be used as stated in Exhibit 1.

(e) In the event of an assignment of this Lease or a sublease of the Premises or any portion thereof to anyone other than a Permitted Assignee or Affiliated Entity, Tenant shall pay to Landlord fifty percent (50%) of any Net Transfer Profit (as defined below), payable in accordance with the following. In the case of an assignment of this Lease, “Net Transfer Profit”: (1) shall be defined as a lump sum in the amount (if any) by which any consideration paid by the assignee in consideration of or as an inducement to Tenant to make said assignment exceeds the reasonable attorneys’ fees, construction costs and brokerage fees incurred by Tenant in order to effect such assignment (collectively, “Transfer Expenses”), and (2) shall be payable concurrently with the payment to be made by the assignee to Tenant. In the case of a sublease, “Net Transfer Profit”: (3) shall be defined as a monthly amount equal to the amount by which the sublease rent and other charges payable by the subtenant to Tenant under the sublease exceed the sum of the rent and other charges payable under this Lease for the Premises or allocable to the sublet portion thereof, plus a monthly amount equal to the Transfer Expenses divided by the number of months in the term of the sublease, and (4) shall be payable on a monthly basis concurrently with the subtenant’s payment of rent to Tenant under the sublease.

(f) The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

(g) Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any requests by Tenant to sublet the Premises or assign its interest in this Lease, provided that if Landlord’s actual reasonable costs and expenses therefor (including reasonable attorneys’ fees) exceed $1,000.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee up to a maximum amount (per consent request) of $3,500.00. Such fee or costs shall be deemed to be additional rent under this Lease.

17.	MISCELLANEOUS COVENANTS

Tenant covenants and agrees as follows:

17.1 Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit 4 and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. Notwithstanding anything to the contrary in this Lease contained, Landlord agrees that it will not enforce said Rules and Regulations against Tenant in a discriminatory or arbitrary manner.

17.2 Access to Premises. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) upon prior oral/email notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any underlying lease, and their representatives, to have free and unrestricted access provided that Landlord abides by Tenant’s confidentiality requirements, except in an emergency, to and to enter upon the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment, provided that such storage does not materially adversely affect Tenant’s access to or the use and occupancy of the Premises); and (iii) permit Landlord, at reasonable times, to show the Premises during ordinary Business Hours to any existing or prospective mortgagee, purchaser, or assignee of any mortgage of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of twelve (12) months next preceding the Expiration Date to any person contemplating the leasing of the Premises or any part thereof. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or, in the event of an emergency, may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the Premises, provided, however, that Landlord shall not be required to incur any overtime labor charges therefor. Any entry by Landlord under this Section 17.2 shall be subject to the provisions of Section 2.3 hereof.

17.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, and shall complete any such repair within thirty (30) days or such longer time as reasonably necessary, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant. Tenant shall not be entitled to claim any eviction from the Premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence or willful misconduct of Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within thirty (30) days or such longer time as reasonably necessary after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Premises untenantable and they shall not have been made tenantable by Landlord within the aforesaid period.

17.4 Signs, Blinds and Drapes.

(a) Tenant shall put no signs in any part of the Building. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Notwithstanding the foregoing, Tenant shall have the right, during the Term of this Lease, to list Tenant’s name on the Building directory and on the directory on the fourth (4th) floor of the Building. The initial listing of Tenant’s name shall be at Landlord’s cost and expense. Any changes, replacements or additions by Tenant to such directory shall be at Tenant’s sole cost and expense. Landlord shall, at Landlord’s cost and expense, install a Building standard tenant identification sign on Tenant’s entrance door to the Premises listing the name of Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord’s building standard design. Neither Landlord’s name, nor the name of the Building or the name of any other structure erected or used in conjunction therewith shall be used without Landlord’s consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

(b) In addition, Tenant shall have the non-exclusive right, at its sole cost and expense, to install and maintain two tenant identification signs consisting of the name of Tenant on the exterior façade of the Building (collectively, the “Exterior Signage”), provided that (i) Tenant is occupying the entirety of the Premises, (ii) no default of Tenant, beyond applicable notice and cure period, has occurred hereunder, (iii) Tenant installs such Exterior Signage on or before the second (2nd) anniversary of the Commencement Date, (iv) Landlord approves in writing the location, size and appearance (which shall be similar to that shown on Exhibit 7) of such Exterior Signage, (v) such Exterior Signage is in compliance with all applicable laws, codes and ordinances and Tenant has obtained all governmental permits and approvals required in connection therewith, and (vi) the installation, maintenance and removal of such Exterior Signage (including, without limitation, the repair and cleaning of the Building façade upon removal of such Exterior Signage) is performed at Tenant’s expense in accordance with the terms and conditions governing alterations pursuant to Articles 12 and 13 hereof and Landlord’s reasonable regulations. The two signs constituting the Exterior Signage shall be located as follows: one in the location shown on Exhibit 7 and one on the parking entrance side of the Building in a location to be reasonably approved by Landlord. Notwithstanding the foregoing, Tenant acknowledges that another tenant in the Building has signage rights that may change over time, and that, accordingly, the location of the Exterior Signage may need to be relocated prior to the installation of the Exterior Signage if so required by the provisions of such other tenant’s lease (provided that the location of the Exterior Signage shall not be required to be relocated after installation notwithstanding any rights that may exist under such other tenant’s lease). Notwithstanding the foregoing provisions of this Section 17.4 to the contrary, (i) within thirty (30) days after written notice from Landlord requiring removal of the Exterior Signage (the “Removal Notice”), which Removal Notice may be given at any time when (x) the aggregate square footage of the Premises occupied by Tenant is less than 38,411 rentable square feet, or (y) there occurs, and remains uncured beyond applicable notice and cure period, a default of Tenant, or (ii) on or before the date on which the Term of the Lease expires or is terminated, Tenant shall, at Tenant’s cost and expense, remove the Exterior Signage and restore all damage to the Building caused by the installation and/or removal of such Exterior Signage, which removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Articles 12 and 13 hereof. If Tenant does not perform the maintenance, repair, replacement or removal work specified in this Section 17.4 within thirty (30) days after notice from Landlord, except that no notice shall be required in an emergency, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord, as additional rent, for the cost of such work within thirty (30) days after request therefor. The right to the Exterior Signage granted pursuant to this Section 17.4 is personal to Tenant and may not be exercised by any occupant, subtenant, or other assignee of Tenant (except for a Permitted Assignee or an Affiliated Entity). If Tenant fails to install Exterior Signage on or before the second (2nd) anniversary of the Commencement Date, then Tenant shall have no further right to install any Exterior Signage, time being of the essence.

17.5 Estoppel Certificate. Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. If Tenant fails to so execute and deliver such estoppel certificate within such ten (10) day period, then Landlord shall be entitled to send Tenant a second notice requesting such execution and delivery of such estoppel certificate (“Second Notice”), and if Tenant fails to execute and deliver such estoppel certificate within three (3) days after the Second Notice, then Tenant shall pay to Landlord a fee in the amount of Four Hundred and 00/100 Dollars ($400.00) per day for each day beyond the third (3rd) day after the Second Notice that Tenant fails to execute and deliver such estoppel certificate. Such fee shall be in addition to Landlord’s other remedies hereunder.

17.6 Prohibited Materials and Property. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material , chemical or substance including, without limitation, any hazardous substances (collectively, “Hazardous Materials”) as defined under applicable state or local law, under the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC §9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters (collectively, “Environmental Laws”) (except for standard office supplies used, stored, and disposed of in accordance with applicable law), (ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death; or (iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under the insurance set forth in Exhibit 3. Tenant shall not knowingly cause, or permit to continue after notice thereof, any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the Premises.

17.7 Requirements of Law—Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant’s specific use or occupancy of the Premises (as opposed to general business office use). Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

17.8 Tenant’s Acts—Effect on Insurance. Tenant shall not knowingly do or permit to be done any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not knowingly (i) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

17.9 Miscellaneous. Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof, except for the purpose of hanging lightweight artwork and similar wall hangings on the walls of the Premises. Tenant shall not suffer or permit any employee, contractor to violate any covenant, agreement or obligations of Tenant under this Lease. Tenant shall use reasonable efforts to prevent any business invitee or visitor of Tenant from violating any covenant, agreement or obligations of Tenant under this Lease.

18.	DAMAGE BY FIRE, ETC.

(a) During the entire Term of this Lease, and adjusting insurance coverages to reflect current values from time to time:—(i) Landlord shall keep the Building (excluding Alterations installed in the Premises after the Commencement Date (“Later Alterations”) and any personal property or trade fixtures installed by or at the expense of Tenant) insured in accordance with Exhibit 3; and (ii) Tenant shall keep its personal property and trade fixtures in and about the Premises and the Later Alterations insured in accordance with Exhibit 3.

(b) If any portion of the Premises required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, or the use thereof or access thereto shall be legally prohibited (or prohibited by Landlord) due to fire or other insured casualty (regardless of whether or not such fire or other insured casualty actually damages the Premises), Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the real property of which the Premises are a part) to repair or cause to be repaired such damage, provided, however, in respect of any Later Alterations as shall have been damaged by such fire or other casualty and which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord’s repair work on the Premises, that such repairs to such Later Alterations shall be performed by Landlord but at Tenant’s expense; in all other respects, all repairs to and replacements of Tenant’s property and Later Alterations shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the Yearly Rent (together with Operating Costs Excess and Tax Excess) or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant), or legal access thereto or use thereof as aforesaid, shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building or of the Building and the land or Landlord’s interest therein shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage or associated business interruption because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from such delays in repairing such damage. If (i) the Premises (or legal access thereto or use thereof) are so damaged or prevented by fire or other casualty (whether or not insured) at any time during the last thirty months of the Term hereof that the cost to repair such damage is reasonably estimated to exceed one third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the

Expiration Date, or (ii) the Building (whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord’s reasonable judgment be required, then and in either of such events, this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the Expiration Date as stated in Exhibit 1 and the Yearly Rent shall be apportioned as of such date; and if the Premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent (together with Operating Costs Excess and Tax Excess) for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated.

(c) If any portion of the Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty to the extent that the operation of Tenant’s business in the Premises in the normal course is materially adversely affected, then, within forty-five (45) days of such fire or other casualty, Landlord shall submit to Tenant a reasonable engineering estimate as to the estimated length of time to complete such repairs. If the time period set forth in such estimate shall exceed two hundred seventy (270) days of the date of such casualty, Tenant may elect, by a notice sent within fifteen (15) days after notice of such estimate is sent to Tenant, to terminate this Lease. If such estimate shall fall within the 270-day limit, Tenant shall have no such right to terminate and Landlord shall, subject to the provisions of this Article 18, proceed to complete the repairs or restoration, subject always to delays for causes beyond Landlord’s reasonable control including, but not limited to the causes specified in Article 26 hereof, and the other limitations set forth in this Article 18.

19.	WAIVER OF SUBROGATION

In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

In any case in which Landlord or Landlord’s managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord’s managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Tenant has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Tenant.

The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the Premises (including Later Alterations) and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from perils required to be insured by such property insurance.

20.	CONDEMNATION - EMINENT DOMAIN

In the event that the Premises or any part thereof, or the whole or any part of the Building (but in no event less than ten percent (10%) of the Building unless such portion is necessary for access thereto), shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a part of the Premises or the means of access thereto shall be so taken, appropriated or condemned, and in either case, the remainder of the Premises or the mode of access thereto is, in Tenant’s good faith judgment, unsuitable for the operation of Tenant’s business in the Premises, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the Term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord’s notice elect to terminate this Lease and the Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the Expiration Date as stated in Exhibit 1, and the Yearly Rent (together with Operating Costs Excess and Tax Excess) shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord’s expense, restore the remainder of the Premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be equitably adjusted, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses or for Tenant’s personal property, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time reasonably request. In the event of any taking of the Premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the Premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Expiration Date or earlier termination of this Lease.

21.	DEFAULT

21.1 Conditions of Limitation - Re-entry - Termination. This Lease and the herein Term and estate are, upon the condition that if (a) subject to Section 21.2, Tenant shall neglect or fail to perform or observe any of Tenant’s covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord’s costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord’s statutory or other rights and remedies in respect of payment defaults); or (b) intentionally omitted; or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within sixty (60) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within sixty (60) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment shall not be vacated within sixty (60) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within sixty (60) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the Term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event (except as hereinafter in Section 21.2 otherwise provided) Landlord may, by written notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

21.2 Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) business days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions in any twelve (12) month period there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the emergency nature of the default threatens to cause bodily injury or damage to property and remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if the default is of such a nature that it cannot be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the covenant or condition the breach of which gave rise to default had, by reason of a breach on two (2) prior occasions within the immediately preceding twelve (12) month period, been the subject of a notice hereunder to cure such default.

Notwithstanding anything to the contrary in this Section 21.2 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

21.3 Damages - Termination. Upon the termination of this Lease under the provisions of this Article 21, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

(x) the amount (the “Excess Amount”) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the Yearly Rent, Operating Costs Excess and Tax Excess projected over the period commencing with such termination and ending on the Expiration Date as stated in Exhibit 1 exceeds (ii) the aggregate projected rental value of the Premises for such period, as such Excess Amount is reduced to present value using a discount rate of the then-applicable federal discount rate;

or:

(y) amounts equal to the Yearly Rent, Operating Costs Excess and Tax Excess which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Costs Excess, all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full Term hereby granted.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

21.4 Fees and Expenses.

(a) If Tenant shall default in the performance of any covenant on Tenant’s part to be performed as in this Lease contained that continues beyond the expiration of any applicable notice, grace or cure period, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys’ fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and actual damages, plus interest computed as provided in Article 6 hereof.

(b) Tenant shall pay Landlord’s reasonable cost and expense, including reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

21.5 Waiver of Redemption. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Tenant specifically waives receipt of a Notice to Quit.

21.6 Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

22.	END OF TERM - ABANDONED PROPERTY

Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Section 8.7 and Articles 18 and 20) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property, including, without limitation, all telecommunication, computer and other cabling installed by or for Tenant in the Premises or elsewhere in the Building, and, to the extent specified by Landlord in writing in accordance with Articles 11 and 12 hereof, all alterations and additions made by Tenant and all partitions wholly within the Premises, and shall repair any damages to the Premises or the Building caused by their installation or by such removal. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

Any holding over by Tenant or anyone claiming under Tenant after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) one hundred fifty percent (150%) of the Yearly Rent and Tax Excess and Operating Costs Excess calculated (on a daily basis) at the highest rate payable under the terms of this Lease for the first sixty (60) days of such holding over, and commencing on the sixty-first (61st) day, at the rate of two hundred percent (200%) of the foregoing, or (y) one hundred ten percent (110%) of the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the Term of this Lease.

23.	SUBORDINATION

(a) Subject to any mortgagee’s or ground lessor’s election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises are a part, or any part of such real property, and/or Landlord’s interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any reasonable certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor, and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval. Landlord represents that, as of the Execution Date of this Lease, there are no mortgages affecting the Building. As to any future mortgages, ground leases, and/or underlying lease or deeds of trust, Landlord shall use reasonable efforts to obtain from the mortgagee, ground lessor or trustee thereof, as the case may be, a subordination, non-disturbance and attornment agreement in recordable form and in the customary form of such mortgagee, ground lessor, or trustee (“Nondisturbance Agreement”). Tenant shall be responsible for paying any fees or expenses charged by such mortgagee, ground lessor or trustee in connection with such Nondisturbance Agreement.

(b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any reasonable certificate or instrument that Landlord, any mortgagee or ground lessor may request.

(c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon written notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord; (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease made without the consent of the then-holder of any ground lease or mortgage (if such consent is required by the terms of such ground lease or mortgage) or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor’s or mortgagee’s consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of Landlord — and notwithstanding that any such mortgage or ground lease may antedate this Lease — Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all Tenant’s obligations under this Lease without the necessity of the execution of any further instrument, provided that such ground lessor or mortgagee agrees that provided Tenant is not in default under the terms of this Lease beyond all applicable notice and cure periods, it shall not disturb Tenant quiet enjoyment of the Premises. Nevertheless, Tenant agrees at any time and from time to time during the Term hereof to execute a reasonable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid.

(d) The term “mortgage(s)” as used in this Lease shall include any mortgage or deed of trust. The term “mortgagee(s)” as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term “mortgagor(s)” as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

(e) If Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such mortgagee or such ground lessor has made written request therefor, then Landlord shall be entitled to send Tenant a second notice requesting such execution and delivery of such certificate or instrument (“Second Notice”), and if Tenant fails to execute and deliver such certificate or instrument within three (3) days after the Second Notice, then Tenant shall pay to Landlord a fee in the amount of Four Hundred and 00/100 Dollars ($400.00) per day for each day beyond the third (3rd) day after the Second Notice that Tenant fails to execute and deliver such certificate or instrument. Such fee shall be in addition to Landlord’s other remedies hereunder.

(f) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord’s estate and interest in the real property of which the Premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord’s leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its Term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

(g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure, provided that such mortgagee (ground lessor and/or trustee) shall have given notice to Tenant of its intention to remedy such failure.

24.	QUIET ENJOYMENT

Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

25.	ENTIRE AGREEMENT — WAIVER — SURRENDER

25.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25.2 Waiver by Landlord. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

25.3 Surrender. No act or thing done by Landlord during the Term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises, except in connection with the natural expiration of the Term of the Lease. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.

26.	INABILITY TO PERFORM - EXCULPATORY CLAUSE

(a) Except as may be otherwise specifically herein provided, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of Force Majeure, as hereinafter defined. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform. For purposes of this Lease, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorist acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction.

(b) Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord’s agents or employees, or the assets of Landlord or of Landlord’s agents or employees, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building of which the Premises are a part and in the undistributed rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said real estate, as aforesaid. In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. Without limiting the foregoing, in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant.

(c) Landlord shall not be deemed to be in default of its obligations under this Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure such default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default, provided that Landlord commences to cure such default within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Except as otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate this Lease nor shall Tenant’s obligation to pay Yearly Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under this Lease.

27.	BILLS AND NOTICES

Any notice, consent, request, bill, demand or statement hereunder by either party to the other party (“Notice”) shall be in writing and shall be deemed to have been duly given when either delivered or served personally, or when delivery is first attempted during normal business hours, provided that such Notice shall be addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at Tenant’s address as stated in Exhibit 1, or if any address for notices shall have been duly changed as hereinafter provided, if addressed as aforesaid to the party at such changed address. Notices shall be delivered by hand, by United States mail (certified, return receipt requested, and prepaid), or by Federal Express or other recognized overnight delivery service which provides a receipt for, or other proof of, delivery (prepaid). Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is a street address within the United States.

All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent. If Tenant has not objected to any statement of additional rent which is rendered by Landlord to Tenant within one hundred eighty (180) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute.

28.	PARTIES BOUND — TITLE

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the Premises are a part, Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.	MISCELLANEOUS

29.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

29.2 Captions, etc. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to “State” shall mean the state in which the Premises is located.

29.3 Broker. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building, with any broker or had its attention called to the Premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated as Landlord’s Broker in Exhibit 1. Landlord represents and warrants that, in connection with the execution and delivery of the Lease, it has not directly or indirectly dealt with any broker other than the brokers designated on Exhibit 1. Landlord agrees to defend, exonerate and save harmless Tenant and anyone claiming by, through, or under Tenant against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

29.4 Modifications. If in connection with obtaining financing for the Building or Landlord’s interest therein, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

29.5 Arbitration. Any disputes relating to provisions or obligations in this Lease as to which a specific provision or a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified in Section 29.6), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the City or County wherein the Building is situated (or the nearest other city or county having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1), and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State or Commonwealth wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Tax Excess or Operating Costs Excess under Article 9 hereof) is in issue, the amount billed by Landlord having been paid by Tenant.

29.6 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

29.7 Assignment of Rents. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building or Landlord’s interest therein, Tenant agrees:

(a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed Landlord’s obligations thereunder only upon foreclosure of such mortgagee’s mortgage or deed of trust or termination of such ground lessor’s ground lease and the taking of possession of the Premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of Landlord under this Lease.

29.8 Representation of Authority. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant’s attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

29.9 Expenses Incurred by Landlord Upon Tenant Requests. Except in connection with requests by Tenant to sublet the Premises or assign its interest in this Lease, as to which the review fee set forth in Article 16 shall apply, and requests in connection with Alterations (as to which the fee set forth in Article 12 shall apply), Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the connection with requests by Tenant for Landlord to execute waivers of Landlord’s interest in Tenant’s property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under this Lease.

29.10 Survival. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term of this Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant’s obligations under Sections 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the Term of this Lease.

29.11 Financial Statements. Tenant, within fifteen (15) days after request, which request shall not be made more than once in any calendar year provided Tenant is not in default under the Lease, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease. Notwithstanding the foregoing, unless Tenant is in default, Landlord shall only require financials if needed in connection with a proposed sale or refinance of all or part of the Building or Landlord’s interest therein or the Landlord entity.

29.12 Parking.

(a) Number of Passes. Landlord shall provide to Tenant certain monthly parking passes in two different locations, as follows:

Location	Number of Passes	Reserved/Unreserved
The garage in the Building (“Building Garage”)	12	Unreserved
The East Cambridge Garage adjacent to the Building (“East Cambridge Garage”)	8	Unreserved

The Building Garage and the East Cambridge Garage are sometimes hereinafter collectively referred to as the “Garage.” The passes in the Building Garage are referred to as the “Building Garage Passes,” and the passes in the East Cambridge Garage are referred to as the “East Cambridge Garage Passes.” Collectively, all of such passes are referred to as the “Parking Passes.”

(b) Building Garage Passes. During the Term of this Lease, Tenant shall have the right to use, and shall be obligated to pay for, twelve (12) Building Garage Passes. The Building Garage Passes shall be paid for by Tenant at the then current prevailing rate in the Building Garage, as such rate may vary from time to time. Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, the charge for Building Garage Passes is $250.00 per month, per pass, subject to increase from time to time.

(c) East Cambridge Garage Passes. During the Term of this Lease, Tenant shall have the right to use, and shall be obligated to pay for, a minimum of eight (8) East Cambridge Garage Passes. The East Cambridge Garage Passes shall be paid for by Tenant at the then current prevailing rate in the East Cambridge Garage, as such rate may vary from time to time. Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, the charge for East Cambridge Garage Passes is $200.00 per month, per pass, subject to reasonable increase from time to time, in accordance with the then current prevailing market conditions.

(d) Building Garage Operator. Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Building Garage (“Building Garage Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Building Garage Operator and pay the Building Garage Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Building Garage Operator unless caused by the negligence or willful misconduct of Landlord. It is understood and agreed that the identity of the Building Garage Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Building Garage Operator shall be freely assignable by such Building Garage Operator or any successors thereto.

(e) No Liability-Building Garage. Neither Landlord nor any Building Garage Operator shall be responsible for money, jewelry, vehicles or other personal property lost in or stolen from the Building Garage regardless of whether such loss or theft occurs when the Building Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord or any Building Garage Operator and without limiting the terms of the preceding sentence, neither Landlord nor any Building Garage Operator shall be liable for any loss, injury or damage to persons using the Building Garage or vehicles or other property therein, it being agreed that, to the fullest extent permitted by Law, the use of the Building Garage shall be at the sole risk of Tenant and its employees.

(f) No Liability - East Cambridge Garage. Tenant acknowledges that Landlord does not own or operate the East Cambridge Garage, but that Landlord has a right to use such spaces in the East Cambridge Garage pursuant to a lease with the City of Cambridge. Accordingly, Landlord shall not be liable for any interruption in the use or temporary closure of the East Cambridge Garage, or for any loss, injury or damage to persons using the East Cambridge Garage, or vehicles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the East Cambridge Garage shall be at the sole risk of Tenant and its employees. Furthermore, Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the East Cambridge Garage, regardless of whether such loss or theft occurs when the East Cambridge Garage or other areas therein are locked or otherwise secured against entry.

(g) General Provisions. Tenant shall have no right to sublet, assign, or otherwise transfer said Parking Passes, other than in connection with an assignment or sublease permitted pursuant to Article 16. Said Parking Passes shall be paid for by Tenant at the then current prevailing rate in the Garage, as such rate may vary from time to time. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Parking Passes. Said Parking Passes will be on an unassigned, non-reserved basis, and shall be subject to the rules and regulations from time to time in force.

(h) Parking Rules and Regulations. Landlord or the Garage Operator shall have the right from time to time to promulgate reasonable rules and regulations regarding the Garage, the Parking Passes and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

(i) No Overnight Storage. Tenant shall not store or permit its employees to store any vehicles in the Garage without the prior written consent of the Garage Operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any vehicles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave a vehicle in the Garage overnight, Tenant shall provide Landlord and the Garage Operator with prior notice thereof designating the license plate number and model of such vehicle.

(j) Temporary Closure. Landlord and the Garage Operator shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage.

(k) Access Cards. The Garage Operator may elect to provide parking cards or keys to control access to the Garage. In such event, Landlord or the Garage Operator shall provide Tenant with one card or key for each parking pass that Tenant is entitled to hereunder, provided that Landlord or the Garage Operator shall have the right to require Tenant or its employees to place a reasonable deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

(l) Additional Parking Passes. In addition, Tenant shall have the right to request additional parking passes (“At-Will Parking Passes”) for use in the Garage on the following terms and conditions. If Landlord has such At-Will Parking Passes available, Landlord will provide the same to Tenant, provided however, that, if such At-Will Parking Passes are not available, Landlord shall have no obligation to provide said At-Will Parking Passes to Tenant. The use of the At-Will Parking Passes shall be upon all of the same terms and conditions as are applicable to the use of the initial Parking Passes except that either party may terminate Tenant’s right to use any or all of the At-Will Parking Passes, from time to time, by giving the other party at least thirty (30) days’ prior written notice.

29.13 Anti-Terrorism Representations. Tenant represents and warrants to Landlord that:

(a) Tenant is not, and shall not during the Term of this Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including, without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); and

(b) To the best of Tenant’s knowledge, Tenant is not currently conducting any business or engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises; and

(c) Tenant will not in the future during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises.

29.14 Waiver of Trial by Jury. To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

29.15 No Offset. Except as may be otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or warranties or promises under this Lease, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same in the time periods set forth herein. Further, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable, but shall look solely to Landlord for satisfaction of such claim.

29.16 Tenant’s Option to Extend the Term of the Lease.

(a) On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that as of the time of option exercise and as of the commencement of the hereinafter described additional term, (i) Tenant is not in default of its covenants and obligations under the Lease, (ii) Tenant has not assigned this Lease (except to a Permitted Assignee or Affiliated Entity), and (iii) Tenant, itself, or a Permitted Assignee or Affiliated Entity is occupying at least seventy-five percent (75%) of the entirety of the Premises then demised to Tenant, Tenant shall have the option (“Extension Option”) to extend the Term of this Lease for one (1) additional five (5) year period, such additional term commencing as of the expiration of the initial Term of the Lease (“Extension Term”). Tenant may exercise its Extension Option by giving Landlord written notice (“Extension Notice”) not later than twelve (12) months prior to the Expiration Date of the initial Term of the Lease. Upon the timely giving of the Extension Notice, the Term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease. If Tenant fails to timely give the Extension Notice, as aforesaid, Tenant shall have no further right to extend the Term of this Lease, time being of the essence of this Section 29.16.

(b) The Yearly Rent during the Extension Term shall be based upon the Fair Market Rental Value, as defined in and determined pursuant to Subparagraph (e) of this Section 29.16, as of the commencement of the Extension Term, of the Premises then demised to Tenant.

(c) Tenant shall have no further option to extend the Term of the Lease other than the Extension Term.

(d) Notwithstanding the fact that Tenant’s exercise of the Extension Option shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting the Extension Term after

Tenant exercises the Extension Option, except that, if has not yet been determined, the Yearly Rent payable in respect of the Extension Term may not be set forth in said amendment. In such event, after such Yearly Rent is determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 29.16, unless otherwise specifically provided in such lease amendment.

(e) (i) “Fair Market Rental Value” shall be computed as of the commencement of the Extension Term at the then current annual rental charge (i.e., the sum of Yearly Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for leases or agreements to lease (including letters of intent, if executed by both Landlord and Tenant) then currently being executed in comparable space located in the Building, or in comparable first-class office buildings located in Cambridge, Massachusetts. In determining Fair Market Rental Value, all relevant factors shall be considered.

(ii) Dispute as to Fair Market Rental Value

Landlord shall initially designate Fair Market Rental Value by notice to Tenant thereof given at least eleven (11) months before the Expiration Date. If Tenant disagrees with Landlord’s designation of a Fair Market Rental Value, the parties shall negotiate in good faith for 30 days (“Negotiation Period”) to reach agreement on the Fair Market Rental Value. If the parties have not reached agreement on the Fair Market Rental Value by the end of the Negotiation Period, then the Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial office leasing real estate brokers who deal with like types of properties and who have a minimum of ten (10) years’ experience in office leasing in Cambridge, Massachusetts, one such broker to be chosen by the Landlord, one such broker to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the expiration of the Negotiation Period and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him/her to select an impartial third arbitrator, who shall be a real estate broker dealing with like types of properties, with a minimum of ten (10) years’ experience in office leasing in Cambridge, Massachusetts, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. If either party fails to designate its chosen broker within ten (10) days following the expiration of the Negotiation Period, which failure continues for five (5) business days after written notice thereof, the other party’s broker shall determine Fair Market Rental Value acting alone. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The decision of the arbitrators shall be binding and conclusive, and judgment upon the award or decision of the arbitrators may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the Premises in question based upon Yearly Rent in the last year of the initial Term of the Lease until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

29.17 Tenant’s Right of First Offer.

On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that as of the time of option exercise and as of the commencement of the hereinafter described additional term, (i) Tenant is not in default of its covenants and obligations under the Lease beyond the expiration of any applicable notice, grace or cure period, (ii) Tenant has not assigned this Lease (except to a Permitted Assignee or Affiliated Entity), and (iii) Tenant, itself, or a Permitted Assignee or Affiliated Entity is occupying the entirety of the Premises then demised to Tenant, Tenant shall have the following one time right (“Right of First Offer”) to lease any area on the fourth (4th) floor of the Building (“RFO Premises”) when the RFO Premises become available for lease to Tenant, as hereinafter defined. Notwithstanding the foregoing, Tenant shall have no right to exercise its Right of First Offer if less than thirty-six (36) months remain in the Term of the Lease, unless (i) Tenant has not yet exercised the Extension Option, (ii) the Extension Option has not lapsed unexercised, and (iii) simultaneously with giving Tenant’s Exercise Notice (as hereinafter defined), Tenant timely and properly exercises the Extension Option as set forth in Section 29.16 above. In any case where Tenant has no right to exercise its Right of First Offer (that is, during the last thirty-six (36) months of the Term of the Lease if Tenant does not have the right to simultaneously exercise the Extension Option, or if the aforesaid conditions are not met), Landlord shall not be obligated to deliver Landlord’s Notice (as hereinafter defined) to Tenant.

(a) Definition of RFO Premises

“RFO Premises” shall be defined as any area on the fourth (4th) floor of the Building, when such area becomes available for lease to Tenant, as hereinafter defined, during the Term of this Lease. For the purposes of this Section 29.17, an RFO Premises shall be deemed to be “available for lease to Tenant” if, during the Term of this Lease, Landlord, in its reasonable judgment, determines that such area will become available for leasing to Tenant (i.e. when Landlord determines that the then current occupant of the RFO Premises will vacate the RFO Premises, and when Landlord intends to offer such area for lease).

(b) Exercise of Right to Lease RFO Premises

Landlord shall give Tenant written notice (“Landlord’s Notice”) at the time that Landlord determines, as aforesaid, that an RFO Premises will become available for lease to Tenant. Landlord’s Notice shall set forth the location and size of the RFO Premises, Landlord’s designation of the Fair Market Rental Value (as defined in Subparagraph (e) of Section 29.16 above, but ignoring all references to “renewal”) applicable to the RFO Premises and the RFO Premises Commencement Date. Tenant shall have the right, exercisable upon written notice given to Landlord within five (5) business days after the receipt of Landlord’s Notice, to either: (i) lease the RFO Premises at the Fair Market Rental Value set forth in Landlord’s Notice (“Tenant’s Exercise Notice”), or (ii) lease the RFO Premises but provide Landlord with a counteroffer of Landlord’s designation of Fair Market Rental Value (“Tenant’s Objection Notice”). If Tenant timely and properly provides Tenant’s Exercise Notice, Tenant shall lease the RFO Premises and the Fair Market Rental Value shall be as set forth in Landlord’s Notice. If Tenant timely and properly provides Tenant’s Objection Notice, then Tenant shall lease the RFO Premises, and the Fair Market Rental Value shall be determined as set forth in Section 29.16(e)(ii) above. If the dispute between the parties as to a Fair Market Rental Value for the RFO Premises has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the Premises in question based upon the average of the last rental rates designated by Tenant and Landlord during the Negotiation Period until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant. If Tenant does not timely and properly provide either Tenant’s Exercise Notice or Tenant’s Objection Notice, time being of the essence, then Tenant shall have no further right to lease all or any portion of the RFO Premises which were the subject of Landlord’s Notice, but shall continue to have rights other RFO Premises, if any, which have not yet been offered to Tenant pursuant to this Section 29.17.

(c) Lease Provisions Applying to RFO Premises

The leasing to Tenant of the RFO Premises shall be upon all of the same terms and conditions of the Lease, except as follows:

(1) RFO Premises Commencement Date

The RFO Premises Commencement Date shall be the later of: (x) the RFO Premises Commencement Date as set forth in Landlord’s Notice, or (y) the date that Landlord delivers the RFO Premises to Tenant in the condition set forth in subparagraph (d) below.

(2) Expiration Date

The Expiration Date in respect of the RFO Premises shall be the Expiration Date of the Lease.

(3) Yearly Rent

The Yearly Rent rental rate in respect of the RFO Premises shall be based upon the Fair Market Rental Value determined as set forth above.

(d) Condition of RFO Premises

Tenant shall take the RFO Premises “as-is” in its then (i.e. as of the date of delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare the RFO Premises for Tenant’s occupancy, unless otherwise agreed by Landlord in writing at Landlord’s discretion. The foregoing shall not operate to exclude or waive any improvement allowances, rent abatement, free rent or other concessions determined to be part of the Fair Market Rental Value.

(e) Termination of Right of First Offer

The rights of Tenant hereunder with respect to an RFO Premises shall terminate on the earlier to occur of: (i) Tenant’s failure to exercise its Right of First Offer within the five (5) business day period provided in Section 29.17(b) above; and (iii) the date Landlord otherwise would have provided Landlord’s Notice to Tenant, if one or more of the requirements set forth in the first paragraph of this Section 29.17 is not met on the date Landlord otherwise would have provided Landlord’s Notice to Tenant.

(f) Execution of Lease Amendments

Notwithstanding the fact that Tenant’s exercise of the above-described option to lease the RFO Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the RFO Premises. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of the herein option to lease the RFO Premises, unless otherwise specifically provided in such lease amendment.

(g) Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the Execution Date of this Lease.

29.18 Emergency Generator.

(a) Tenant, subject to Landlord’s review and approval of Tenant’s plans therefor, shall have the right to install a supplemental generator (the “Generator”) to provide emergency additional electrical capacity to the Premises during the Term, in an electrical capacity to be reasonably approved by Landlord (“Generator Area”). Tenant’s plans for the Generator shall include a secondary containment system to protect against and contain any release of hazardous materials. The Generator shall be placed in a location reasonably approved by Landlord. Notwithstanding the foregoing, Tenant’s right to install the Generator shall be subject to Landlord’s approval of the manner in which the Generator is installed, the manner in which any fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator, including, without limitation, any necessary 2 hour rated enclosures or sound installation. Landlord shall have the right to require an acceptable enclosure to hide or disguise the existence of the Generator and to minimize any adverse effect that the installation of the Generator may have on the appearance of the Building and the Property. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Generator. Tenant shall not install or operate the Generator until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Generator. In addition to, and without limiting

Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention Laws pertaining to Tenant’s use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator. Notwithstanding anything herein to the contrary, if Tenant does not install the Generator on or before the date that is two (2) years after the Commencement Date (“Generator Commencement Date”), or if Tenant, after installation, removes the Generator from the Generator Area for reasons other than the repair and replacement of the Generator, Tenant’s right to install and maintain the Generator and to use the Generator Area shall be null and void.

(b) Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generator shall in no way damage any portion of the Building or the Generator Area. To the maximum extent permitted by law, the Generator and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and, except to the extent caused by the negligence or willful misconduct of Landlord, Landlord shall have no liability to Tenant if the Generator or any appurtenances installations are damaged for any reason. Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the installation, maintenance, operation or removal of the Generator and, in accordance with the terms of Article 15 hereof and, except to the extent caused by the negligence or willful misconduct of Landlord, to indemnify, defend and hold Landlord harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord in connection with the installation, maintenance, operation or removal of the Generator, including, without limitation, any environmental and hazardous materials claims. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant covenants and agrees that the installation and use of the Generator and appurtenances shall not adversely affect the insurance coverage for the Building. If for any reason, the installation or use of the Generator and/or the appurtenances shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

(c) Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Generator and the appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator Area “as is” in the condition in which the Generator Area is in as of the Generator Commencement Date, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area without Landlord’s prior written consent. Tenant agrees to maintain the Generator, including without limitation, any enclosure installed around the Generator in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator so as to keep such enclosure in good condition.

(d) Tenant, upon prior notice to Landlord and subject to the rules and regulations enacted by Landlord, shall have access to the Generator and its surrounding area for the purpose of installing, repairing, maintaining and removing said Generator.

(e) Tenant shall only test the Generator before or after Business Hours and at a time mutually agreed to in writing by Landlord and Tenant in advance. Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator and the Generator and Generator Area are solely for the benefit of Tenant. All electricity generated by the Generator may only be consumed by Tenant in the Premises.

(f) Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator Area.

(g) Tenant shall have no right to sublet the Generator Area or to assign its interest in the Generator Area hereunder except in connection with an assignment or sublease permitted pursuant to Article 16 hereof.

(h) Notwithstanding anything to the contrary contained herein, if at any time during the Term Landlord determines in its sole but bona fide business judgment, that the Generator and/or any appurtenances interfere with the operations of the Building or the operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cease any further operation of the Generator. From and after such notice by Landlord, Tenant shall have no further right to operate the Generator unless and until Tenant shall have redesigned and modified the Generator and/or installations in a manner approved by Landlord, provided however, that Landlord’s approval of such redesign and modification shall constitute the mere permission to operate the Generator, which permission shall in no event be construed to abrogate or diminish Landlord’s rights or Tenant’s obligations under this Section 29.18 or the Lease.

(i) Commencing as of the date that Tenant installs the Generator, and continuing throughout the Term of the Lease, Tenant shall pay Landlord, as additional rent in accordance with Article 4 of the Lease, the sum of $4,166.67 per month, plus applicable tax thereon, if any (the “Generator Fee”), for the Generator Area made available to Tenant hereunder. On each anniversary of the Commencement Date of the Lease, the Generator Fee shall increase by three percent (3%), rounded to the nearest dollar, from the rate in effect at the end of the immediately preceding year.

29.19 Roof Area.

(a) Tenant shall have the right to use the Roof Area, as hereinafter defined, to install supplemental cooling equipment and/or a communication satellite dish or antenna (“Equipment”) for a period commencing as of the date that Tenant installs the Equipment in the Roof Area (“Roof Area Commencement Date”) and terminating as of the expiration or earlier termination of the Term of the Lease. The “Roof Area” shall be an area on the roof of the Building designated by Landlord. Tenant shall be permitted to use the Roof Area solely for installation of the Equipment. Such installation shall be designed in such manner as to be easily removable and so as not to damage the roof of the Building. The Equipment and any replacement shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed. Tenant’s use of the Roof Area shall be upon all of the conditions of the Lease, except as follows:

(b) Tenant shall have no obligation to pay Yearly Rent, Tax Excess or Operating Expense Excess in respect of the Roof Area.

(c) Landlord shall have no obligation to provide any services to the Roof Area.

(d) Tenant shall have no right to make any changes, alterations, signs, decoration, or other improvements to the Roof Area or to the Equipment without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay.

(e) Tenant shall have no right of access to the roof of the Building unless Tenant has given Landlord reasonable advance notice and unless Tenant’s representatives are accompanied by a representative of Landlord. Landlord shall provide Tenant with twenty-four (24) hour access to the Roof Area, subject to Landlord’s reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord’s reasonable control. Tenant shall give Landlord reasonable advance written notice of the need for access to the Roof Area (except that such notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the Roof Area. Each notice for access shall be in the form of a work order referencing the lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other Equipment to be installed and evidence of Landlord’s approval thereof. In the event of an emergency, such notice shall follow within five (5) days after access to the Roof Area.

(f) At the expiration or prior termination of Tenant’s right to use the Roof Area, Tenant shall remove all Installations (including, without limitation, the Equipment) from the Roof Area.

(g) Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of any Equipment.

(h) Tenant shall have no right to sublet the Roof Area.

(i) No other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to benefit from the services provided by the Equipment other than Tenant.

(j) In the event that Landlord performs repairs to or replacement of the roof, Tenant shall, at Tenant’s cost, remove the Equipment until such time as Landlord has completed such repairs or replacements. Tenant recognizes that there may be an interference with Tenant’s use of the Equipment in connection with such work. Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant’s use of the Equipment.

(k) Any services required by Tenant in connection with Tenant’s use of the Roof Area or the Equipment shall be installed by Tenant, at Tenant’s expense, subject to Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed.

(l) To the maximum extent permitted by law, all Equipment in the Roof Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Equipment is damaged for any reason.

(m) Tenant shall take the Roof Area “as-is” in the condition in which the Roof Area is in as of the Roof Area Commencement Date.

(n) Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Roof Area and the Equipment.

(o) Landlord shall have the right, upon thirty (30) days’ written notice to Tenant, to require Tenant to relocate the Roof Area to another area (“Relocated Rooftop Area”) on the roof of the Building suitable for the use of the Equipment. In such event, Tenant shall, on or before the thirtieth (30th) day after Landlord gives such notice or such longer period as reasonably necessary, relocate all of its Equipment from the Roof Area to the Relocation Rooftop Area, and Landlord shall, within thirty (30) days after written demand, reimburse Tenant for the reasonable cost of such relocation.

(p) In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate Equipment in any portion of the Roof Area until (x) Tenant shall have obtained Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed, of Tenant’s plans and specifications for the placement and installation of the Equipment in the Roof Area, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Equipment. The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant’s plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant’s intended placement or method of installation or operation of the Equipment (i) may subject other licensees, tenants or occupants of the Building, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the Equipment, if any, (iii) does not complement (in Landlord’s sole judgment, which shall not, however, require Tenant to incur unreasonable expense) the design and finish of the Building, (iv) may damage the structural integrity of the Building or the roof thereof, or (v) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the Equipment.

(q) In addition to the indemnification provisions set forth in the Lease which shall be applicable to the Roof Area, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from the negligence or willful misconduct of Tenant, its agents, employees or contractors in connection with Tenant’s use of the Roof Area.

(r) Landlord shall have the right to designate or identify the Equipment with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Equipment.

IN WITNESS WHEREOF the parties hereto have executed this Deed of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:		TENANT:

BCSP CAMBRIDGE TEN PROPERTY LLC, a Delaware limited liability company		FOUNDATION MEDICINE, INC., a Delaware corporation

By:	/s/ Philip J. Branigan, Jr.	By:	/s/ Steven J. Kafka
Name:	Philip J. Branigan, Jr.		Name:	Steven J. Kafka
Title:	Managing Director		Title:	Chief Operating Officer
Hereunto Duly Authorized

EXHIBIT 2

LEASE PLAN, 3RD FLOOR

Exhibit 2 - 1

EXHIBIT 2-1

LEASE PLAN, 4TH FLOOR

Exhibit 2 - 1 - 1

EXHIBIT 3

INSURANCE PROVISIONS

1.	TENANT INSURANCE

A.	Tenant shall procure, maintain and pay for, from a company or companies lawfully authorized to do business in the jurisdiction in which the Building is located having a rating of A-VIII or better by AM Best and otherwise reasonably acceptable to Landlord, the following types of insurance as will protect the Tenant and Landlord against claims which may be claimed to have occurred from and after the time Tenant and/or its contractors first enter the Premises and continuing through the expiration of the Term of this Lease or, if later, the last day that Tenant or anyone claiming by, through or under Tenant is in occupancy of all or a portion of the Premises:

(i)	Commercial General Liability Insurance, as hereinafter defined, with the following minimum limits:

(a)	$1,000,000 Each Occurrence;

(b)	$2,000,000 General Aggregate

(c)	$1,000,000 Personal and Advertising Injury; and

(d)	$2,000,000 Products-Completed Operations Aggregate.

(ii)	Umbrella/Excess Liability Insurance, as hereinafter defined, with a per occurrence and annual aggregate limit of $4,000,000 per location (“Umbrella Limit”).

(iii)	Property Insurance, as hereinafter defined, insuring Tenant’s personal property and trade fixtures in and about the Premises and the Later Alterations (as defined in Article 18) in an amount equal to one hundred percent (100%) replacement cost value.

(iv)	Terrorism coverage, where commercially available, is recommended.

B.	In no event shall Landlord be responsible for Tenant’s business interruption exposure or loss which shall be the Tenant’s sole responsibility. The foregoing shall not, however, affect any provisions for rent abatement which are specifically set forth in the Lease.

C.	All insurance required of Tenant (and Tenant’s contractors) shall be primary and non-contributory and maintained under valid and enforceable policies, for the full limits and coverage terms required herein. To the extent such a provision is then available from Tenant’s insurer, such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to Tenant and Landlord. On or before the time Tenant and/or its contractors enter the Premises in accordance with Articles 4 and 12 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, copies of the declaration pages of the policies required herein, or certificates of insurance evidencing insurance coverage required herein and issued by such insurers, in either case together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord, and certificates as aforesaid of such policies shall, upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises. Upon written request from Landlord, after a potential claim, full copies of policies shall be made available.

D.	Landlord may require, from time to time additional insurance coverages and limits as may be reasonable and customary for similar first-class office buildings in the City or Town wherein the Building is located.

Exhibit 3 - 1

E.	In the event Tenant subleases all or any part of the Premises, Tenant shall require its subtenant(s) to also carry and maintain the same insurance coverage terms and limits as required herein of Tenant.

F.	Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant’s interests. Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.

2.	TENANT CONTRACTOR INSURANCE

A.	Tenant shall cause contractors employed by Tenant to carry:

(i)	Worker’s Compensation Insurance in compliance with statutory requirements, and Employer’s Liability Insurance, as hereinafter defined,

(ii)	Automobile Liability Insurance, and

(iii)	Commercial General Liability and Umbrella Liability Insurance covering such contractors on or about the Premises in the amount stated in Section 1.A. above or in such other reasonable amount as Landlord shall require.

B.	Tenant shall submit, or shall cause such contractors employed by Tenant to submit, certificates evidencing such coverage to Landlord prior to the commencement of any Alterations in or to the Premises and at least 15 days prior to any policy renewals.

C.	All insurance carried by Tenant’s Contractors shall be primary and non-contributory and Tenant shall cause each of Tenant’s contractors to require and maintain the foregoing insurance requirements of its subcontractors and sub-sub contractors at all tiers.

3.	LANDLORD INSURANCE

During the entire Term of this Lease, and adjusting insurance coverages to reflect current values from time to time, Landlord shall keep the Building (excluding Later Alterations, as defined in Article 18, and any personal property or trade fixtures belonging to Tenant or those claiming by, through or under Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value above foundation walls.

4.	DEFINITIONS

A.	Commercial General Liability Insurance: commercial general liability insurance including coverage for bodily injury (inclusive of but not limited to coverage for death, and mental anguish), property damage, premises operations, personal & advertising injury, independent contractors, products and completed operations, and contractual liability coverages Such policy shall provide coverage on an occurrence form and be endorsed to have the General Aggregate set forth above apply on a per location basis, and the deductibles and/or self-insured retentions thereunder shall be commercially reasonable. The Contractual General Liability Insurance shall include coverage sufficient to meet Tenant’s indemnity obligations in this Lease to the extent they are insurable. Landlord, Landlord’s managing agent any other parties requested by Landlord from time to time in writing shall each be added as an additional insured (using form CG2010(11/85) or equivalent, or another form reasonably approved by Landlord in writing) on a primary non-contributory basis on the Commercial General Liability Insurance policy.

B.	Umbrella/Excess Liability Insurance: umbrella/excess liability insurance on a follow form basis with a per occurrence and annual aggregate limit of the Umbrella Limit set forth above per

2

location. Coverage shall be excess of Commercial General Liability Insurance (including products and completed operations coverage), Automobile Liability Insurance (if applicable) and Employer’s Liability Insurance (if applicable) with coverage being concurrent with and not more restrictive than the underlying insurance policies and shall include the same additional insured provisions as the Commercial General Liability Insurance, and the deductibles and/or self-insured retentions thereunder shall be commercially reasonable.

C.	Property Insurance: property insurance against loss or damage caused by any peril covered under an all risk insurance policy or its equivalent. The Property Insurance policy shall include coverage for business interruption including extra expense to insure Tenant’s ongoing business operations at Premises should the Tenant be unable to continue operations due to an insurable event. Tenant is also responsible for any and all boiler & machinery/machinery and equipment insurance relating to its own equipment, and such Property Insurance shall include such coverage. Such Property Insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an insured ATIMA, and the deductibles and/or self-insured retentions thereunder shall be commercially reasonable. The proceeds of such Property Insurance shall first be used for the replacement or restoration of such personal property or trade fixtures and the Later Alterations until such restoration or replacement is complete and then to mitigate business interruption loss and extra expense. Such insurance shall include waivers of subrogation (as included in Article 19).

D.	Employer’s Liability Insurance: employer’s liability insurance in the amount of $500,000 each accident for bodily injury by accident, $500,000 each employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease, or such other amount as may be required by the Umbrella/Excess Liability Insurance to effect umbrella coverage.

3

EXHIBIT 4

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and if the Premises are situated on the ground floor of the Building, the tenant thereof shall, at said tenant’s own expense, keep the sidewalks and curb directly in front of said Premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the tenants, in such a manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord. Drapes installed by the tenant for their use must be cleaned by the tenant. Landlord shall have the right to require Tenant to remove, in Landlord’s reasonable discretion, any items placed on the windowsills of the Premises that are visible from outside of the Building.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by tenant on any part of the outside or inside of the Premises or Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

6. There shall be no marking, painting, drilling into or in any way defacing any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted. Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

7. No bicycles, vehicles or animals, birds or pets of any kind (other than animals providing assistance to persons with disabilities) shall be brought into or kept in or about the Premises, and no cooking shall cause or permit any unusual or objectionable odors to be produced upon or emanate from the Premises.

8. The Premises shall not be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

9. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

Exhibit 4 - 1

10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Premises.

11. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during Business Hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys to stores, offices, storage, and toilet rooms either furnished to or otherwise procured by such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its Agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or this Lease of which these Rules and Regulations are a part.

13. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

14. Any person employed by any tenant to do janitorial work within the Premises must obtain Landlord’s consent and such person shall, while in the Building and outside of said Premises, comply with all instructions issued by the Superintendent of the Building. No tenant shall engage or pay any employees on the Premises, except those actually working for such tenant on said Premises.

15. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or watchman on duty. Landlord may at his option require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Saturday, Sundays and legal holidays to register. Each tenant shall be responsible for all persons for whom it authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts of such persons.

16. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

17. Each tenant, before closing and leaving the premises at any time, shall see that all windows are closed and all lights turned off.

18. The requirements of tenant will be attended to only upon application at the office of the Building. Employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the Building.

19. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

20. Only hand trucks equipped with rubber tires and side guards may be used in the Building.

21. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates. Where tenant elects not to provide removable plates in their carpet for access into the underfloor duct system, it shall be the tenant’s responsibility to pay for the removal and replacement of the carpet for any access needed into the duct system at any time in the future.

22. Mats, trash or other objects shall not be placed in the public corridors.

23. Landlord does not maintain or clean suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, Landlord will arrange for the work to be done at the tenant’s expense.

Exhibit 4 - 2

24. Landlord will furnish and install light bulbs for the building standard fluorescent or incandescent fixtures only. For special fixtures, the tenant will stock his own bulbs, which will be installed by Landlord when so requested by the tenant.

25. Tenant shall comply with all workplace smoking Laws. There shall be no smoking in bathrooms, elevator lobbies, elevators, and other common areas, or anywhere in the Building or the Garage or within the no-smoking zones outside the Building as designated by Landlord, from time to time (Tenant acknowledging that the entire Building is smoke-free).

26. Each tenant shall handle its newspapers and “office paper” in the manner required by applicable law and shall conform with any recycling plan instituted by Landlord.

27. Prior to serving alcoholic beverages in the Premises, Tenant shall obtain from Landlord a copy of Landlord’s then-current policies regarding alcoholic beverages, and shall comply therewith (including, without limitation, compliance with the insurance requirements set forth therein).

28. Violation of these rules and regulations, or any amendments thereto, shall be a default under this Lease, entitling Landlord to all remedies therefor.

29. Landlord may upon request by any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized Agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

30. In the event of any conflict between any provisions in this Lease and these rules and regulations, the provisions set forth in this Lease shall control.

Exhibit 4 - 3

EXHIBIT 5

FORM OF COMMENCEMENT DATE AGREEMENT

Reference is made to that certain Lease by and between [[Landlord name]], a                                                              , Landlord, and                                        , a                                         , Tenant, and dated                     .

Landlord and Tenant hereby confirm and agree that:

1. The Commencement Date under this Lease is                                 .

2. The Expiration Date under this Lease is                     .

3. With respect to the initial build-out of the Premises, Tenant shall be required to remove the following items at the expiration or earlier termination of the Lease: all telecommunication, computer, and other cabling installed by or for Tenant in the Premises or elsewhere in the Building, and                                         . Tenant’s obligations to remove any further Alterations to the Premises shall be governed by the provisions of the Lease, including, without limitation, Articles 12 and 22 thereof.

This Commencement Date Agreement is executed as of             , 201    .

LANDLORD:

, a

By:
Name:
Title:

TENANT:

, a

By:
Name:
Title:
Hereunto Duly Authorized

Exhibit 5 - 1

EXHIBIT 6

FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE:

, 201

[[LANDLORD]]

IRREVOCABLE STANDBY
LETTER OF CREDIT NO.

ACCOUNTEE/APPLICANT:	MAXIMUM/AGGREGATE
CREDIT AMOUNT:
$
USD:

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed $         US Dollars available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to this Lease (the “Lease”) dated                      by and between                                         , as Landlord, and                                         , as Tenant.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds will be made available to Beneficiary on the same day as a sight draft is presented by Beneficiary.

This Letter of Credit is transferable without charge to you at any time and from time to time and may be transferred in its entirety only. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder. Any such transfer is to be effective at our counters and is contingent upon:

A. The satisfactory completion of our transfer form attached hereto; and

B. The return of the original of this Letter of Credit and all amendments thereto for endorsement thereon by us to the transferee.

This Letter of Credit shall expire at our office on             , 201     (the “Stated Expiration Date”). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date (or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by certified mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

Exhibit 6 - 1

We expressly agree and acknowledge that we shall not refuse to pay on any draw permitted under this Letter of Credit in the event that the Accountee/Applicant opposes, contests or otherwise attempts to interfere with any attempt by Landlord to draw down from said Letter of Credit.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)”.

Exhibit 6 - 2

EXHIBIT 6-1

FORM OF ACCEPTABLE SILICON VALLEY BANK LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

DATE:

BENEFICIARY:

BCSP CAMBRIDGE TEN PROPERTY LLC

C/O BEACON CAPITAL PARTNERS, LLC

200 STATE STREET, 5TH FLOOR

BOSTON, MASSACHUSETTS 02109

APPLICANT:

FOUNDATION MEDICINE, INC.

150 SECOND STREET, FIRST FLOOR

CAMBRIDGE MA 02141

AMOUNT: US $1,037,097.00 (ONE MILLION THIRTY SEVEN THOUSAND NINETY SEVEN AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:                     (ONE YEAR FROM L/C ISSUANCE)

LOCATION: SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF          IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	BENEFICIARY’S DATED AND SIGNED STATEMENT, STATING AS FOLLOWS:

“BENEFICIARY IS ENTITLED TO DRAW UPON THIS LETTER OF CREDIT (IN THE AMOUNT OF THE DRAFT SUBMITTED HEREWITH) PURSUANT TO THE LEASE DATED              BY AND BETWEEN BCSP CAMBRIDGE TEN PROPERTY LLC, AS LANDLORD, AND FOUNDATION MEDICINE, INC., AS TENANT.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND OCTOBER 31, 2020 WHICH IS THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

Exhibit 6-1 - 1

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND GOVERNMENTAL REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

Exhibit 6-1 - 2

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF	US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY

LETTER OF CREDIT NUMBER NO.	DATED

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT             .

Exhibit 6-1 - 3

EXHIBIT “B”

TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK

3003 TASMAN DRIVE

SANTA CLARA, CA 95054

ATTN:	GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT

RE: SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY, (BENEFICIARY’S NAME) (SIGNATURE OF BENEFICIARY) (PRINTED NAME AND TITLE)	SIGNATURE AUTHENTICATED THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(AUTHORIZED SIGNATURE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

Exhibit 6-1 - 4

EXHIBIT 7

LOCATION OF EXTERIOR SIGNAGE

Exhibit 7 - 1